                                                                     Exhibit 2.1

================================================================================

                             AGREEMENT OF MERGER AND

                             PLAN OF REORGANIZATION

                                      among

                            CHUBASCO RESOURCES CORP.

                          RELAND ACQUISITION, INC. and

                               RELATIONSERVE, INC.

                                  June 10, 2005

================================================================================

                                       i

4.  Additional Representations, Warranties and Covenants of the Stockholders.22

                                       ii

                                      iii

                         LIST OF EXHIBITS AND SCHEDULES
                         ------------------------------

EXHIBITS
--------
A              Certificate of Merger
B              Certificate of Incorporation of the Company
C              By-laws of the Company
D              Directors and Officers of the Surviving Corporation and Parent
E              Form of Opinion of Parent's Counsel
F              Releases of Officers of Parent

COMPANY DISCLOSURE SCHEDULES
1.5            Holders of Parent Common Stock Post-Merger
1.5A           Holders of Parent Common Stock Post-Merger Under the Options and
               Warrants
2.2            Jurisdictions Qualified to do Business
2.7            Compliance with Laws
2.13(a)        Schedule of Leased Real and Personal Property
2.13(b)        Material Agreements
2.13(c)        Schedule of Insurance
2.13(d)        Schedule of Company Bank Accounts
2.13(e)        Schedule of Patents and Other Intangible Assets

PARENT DISCLOSURE SCHEDULES
3.21           Schedule of Assets and Contracts

                                       iv

                 AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

THIS AGREEMENT OF MERGER AND PLAN OF  REORGANIZATION is made and entered into on
June 10, 2005,  by and among  CHUBASCO  RESOURCES  CORP.,  a Nevada  corporation
("PARENT"),  RELAND  ACQUISITION, INC.,  a  Delaware  corporation  ("ACQUISITION
CORP."), which is a wholly-owned subsidiary of Parent, and RELATIONSERVE,  INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H :
                               - - - - - - - - - -

WHEREAS,  the Board of Directors of each of  Acquisition  Corp.,  Parent and the
Company  have each  determined  that it is fair to and in the best  interests of their respective corporations and stockholders for the Company to be merged with and into  Acquisition  Corp.  (the  "MERGER")  upon the terms and subject to the conditions set forth herein;

WHEREAS,  the Board of Directors of Acquisition Corp. and the Board of Directors
of the  Company  have  approved  the  Merger  in  accordance  with  the  General
Corporation  Law of the State of Delaware (the  "DGCL"),  and upon the terms and subject to the conditions set forth herein and in the Certificate of Merger (the
"CERTIFICATE  OF  MERGER")  attached  as  EXHIBIT  A  hereto;  and the  Board of
Directors of Parent also has approved  this  Agreement  and the  Certificate  of
Merger;

WHEREAS,  the  requisite  Stockholders  (as such term is  defined  in Section 10 hereof)  have  approved by written  consent  pursuant to Section 228 of the DGCL this Agreement and the Certificate of Merger and the  transactions  contemplated and described hereby and thereby,  including without  limitation the Merger, and
Parent,  as the  sole  stockholder  of  Acquisition  Corp.,  has  approved  this
Agreement,  the  Certificate  of Merger and the  transactions  contemplated  and described hereby and thereby, including without limitation the Merger;

WHEREAS,  the parties  hereto intend that the Merger  contemplated  herein shall qualify as a  reorganization  within the meaning of Section  368(a)(1)(A) of the
Internal  Revenue Code of 1986,  as amended (the  "Code"),  by reason of Section
368(a)(2)(E) of the Code.

NOW,  THEREFORE,  in  consideration  of  the  mutual  agreements  and  covenants hereinafter set forth, the parties hereto agree as follows:

            1. The Merger.

               1.1 MERGER. Subject to the terms and conditions of this Agreement and the Certificate of Merger,  the Acquisition  Corp.  shall be merged with and into the Company.  in accordance  with Section 251 of the DGCL. At the Effective
Time (as hereinafter defined), the separate legal existence of Acquisition Corp.
shall cease,  and the Company shall be the surviving  corporation  in the Merger
(sometimes  hereinafter  referred to as the "SURVIVING  CORPORATION")  and shall continue its corporate  existence  under the laws of the State of Delaware under the name "RELAND CORPORATION."

               1.2 EFFECTIVE TIME. The Merger shall become effective on the date and at the time the  Certificate  of Merger is filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL. The time at which the Merger shall become  effective as aforesaid is referred to hereinafter as the "Effective Time."

               1.3  CERTIFICATE  OF   INCORPORATION,   BY-LAWS,   DIRECTORS  AND
OFFICERS.

                   (a) The Certificate of  Incorporation  of the Company,  as in
effect  immediately  prior to the Effective Time,  attached as EXHIBIT B hereto, shall be the Certificate of Incorporation of the Surviving  Corporation from and after the Effective Time until amended in accordance with applicable law.

                   (b) The  By-laws  of the  Company,  as in effect  immediately prior to the Effective Time, attached as EXHIBIT C hereto,  shall be the By-laws of the Surviving  Corporation from and after the Effective Time until amended in accordance  with  applicable  law, the  Certificate  of  Incorporation  and such
By-laws.

                   (c) The  directors,  officers  and key  employees  listed  in
EXHIBIT D hereto  shall be the  directors,  officers  and key  employees  of the
Surviving Corporation, and each shall hold his respective office or offices from and after the  Effective  Time until his  successor  shall have been elected and shall have qualified in accordance with applicable law, or as otherwise provided in the Certificate of Incorporation or By-laws of the Surviving Corporation.

               1.4 ASSETS AND LIABILITIES.  At the Effective Time, the Surviving
Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature,  and be subject to all the  restrictions,
disabilities   and  duties  of  each  of   Acquisition   Corp  and  the  Company
(collectively, the "Constituent Corporations");  and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real,  personal  and  mixed,  and  all  debts  due to  any  of  the  Constituent
Corporations on whatever account,  as well for stock  subscriptions as all other things in action or belonging to each of the Constituent Corporations,  shall be vested in the  Surviving  Corporation;  and all  property,  rights,  privileges, powers and  franchises,  and all and every other interest shall be thereafter as effectively  the  property  of the  Surviving  Corporation  as they  were of the several  and  respective  Constituent  Corporations,  and the  title to any real
estate  vested  by  deed  or  otherwise  in  either  of  the  such   Constituent
Corporations  shall not revert or be in any way impaired by the Merger;  but all rights of creditors  and all liens upon any  property of any of the  Constituent
Corporations  shall be  preserved  unimpaired,  and all debts,  liabilities  and duties of the Constituent Corporations shall thenceforth attach to the Surviving
Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

               1.5 MANNER AND BASIS OF CONVERTING SHARES.

                   (a) At the Effective Time:

                       (i) each  share of common  stock,  par value  $0.001  per
share, of Acquisition  Corp. that shall be outstanding  immediately prior to the
Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof,  be converted into the right to receive one (1) shares of common stock, par value $0.001 per share, of the Surviving Corporation,  so that at the  Effective  Time,  Parent  shall be the  holder of all of the  issued and outstanding shares of the Surviving Corporation;

                       (ii) the  shares of common  stock,  par value  $0.001 per
share, of the Company (the "COMPANY COMMON  STOCK"),  beneficially  owned by the

Stockholders  listed in SCHEDULE 1.5 (other than shares of Company  Common Stock as to which appraisal rights are perfected pursuant to the applicable provisions of the DGCL and not  withdrawn  or  otherwise  forfeited  and  shares of Company
Common Stock set forth in Section  1.5(a)(ii)  hereof),  shall, by virtue of the
Merger and without any action on the part of the holders  thereof,  be converted into the right to receive the number of shares of Parent Common Stock  specified in SCHEDULE  1.5 for each of the  Stockholders,  which shall be equal to one (1)
share of Parent Common Stock for each share of Company Common Stock;

                       (iii) the right to acquire  any shares of Company  Common
Stock under any Warrants or Options listed on SCHEDULE 1.5A shall,  by virtue of the Merger and without any action on the part of the holders of such Warrants or
Options,  the Company,  the Surviving  Corporation,  or the Parent, be converted into the right to receive the number of shares of Parent Common Stock  specified in Warrant or Option for each share of Company  Common  Stock,  at the  exercise price per share stated in such Warrant or Option of the Company,  including  all obligations  to issue such shares of Company Common Stock upon  satisfaction  of any and all  conditions  or  agreements  affecting  such  issuance by the holder thereof or the Company (including, without limitation, any vesting conditions or other  restrictions  and the  obligation  to  register  such  shares  under  the
Securities Act of 1933, as amended, if any) which conditions,  restrictions, and obligations  shall  expressly  be assumed by the  Parent as its  obligation  and continued  with  respect to such  holders and the Parent shall assume all of the obligations  of the  Company  under  the  Warrants  and  Options  following  the
Effective Time; and

                       (iv)  each  share of  Company  Common  Stock  held in the
treasury  of the  Company  immediately  prior  to the  Effective  Time  shall be cancelled in the Merger and cease to exist.

                   (b) After  the  Effective  Time,  there  shall be no  further registration  of  transfers  on  the  stock  transfer  books  of  the  Surviving
Corporation  of the  shares  of  Company  Common  Stock  that  were  outstanding immediately prior to the Effective Time.

               1.6 SURRENDER AND EXCHANGE OF  CERTIFICATES.  Promptly  after the
Effective  Time  and  upon  (i)  surrender  of  a  certificate  or  certificates representing  shares of Company Common Stock that were  outstanding  immediately prior  to the  Effective  Time  or an  affidavit  and  indemnification  in  form reasonably  acceptable to counsel for the Parent  stating that such  Stockholder has lost their  certificate or certificates or that such have been destroyed and
(ii)  delivery of a Letter of  Transmittal  (as  described in Section 4 hereof),
Parent  shall  issue  to  each  record  holder  of  the  Company   Common  Stock
surrendering  such  certificate or  certificates  and Letter of  Transmittal,  a
certificate  or  certificates   registered  in  the  name  of  such  Stockholder
representing  the number of shares of Parent Common Stock that such  Stockholder shall be entitled to receive as set forth in Section  1.5(a)(ii)  hereof.  Until the certificate,  certificates or affidavit is or are surrendered  together with the Letter of  Transmittal  as  contemplated  by this  Section 1.6 and Section 4 hereof,  each certificate or affidavit that  immediately  prior to the Effective
Time represented any outstanding  shares of Company Common Stock shall be deemed at and after the  Effective  Time to  represent  only the right to receive  upon surrender as aforesaid the Parent Common Stock  specified in SCHEDULE 1.5 hereof for the holder  thereof or to perfect any rights of appraisal  which such holder may have pursuant to the applicable provisions of the DGCL.

               1.7 PARENT  COMMON  STOCK.  Parent  agrees that it will cause the
Parent  Common  Stock into which the Company  Common  Stock is  converted at the
Effective  Time  pursuant to Section  1.5(a)(ii)  and which  Parent Stock may be issued following the Effective Time pursuant to Section 1.5(a)(iii)  pursuant to
Warrants or Options to be available for such purposes.  Parent further covenants that immediately  following the Effective Time, Parent will effect cancellations of its  outstanding  shares of Common  Stock and that there will be no more than
3,216,500  shares of Parent  Common  Stock issued and  outstanding,  and that no other common or preferred stock or equity  securities or any options,  warrants,
rights  or  other  agreements  or  instruments   convertible,   exchangeable  or
exercisable  into common or preferred stock or other equity  securities shall be issued or outstanding, except as described herein.

               1.8 OPERATION OF SURVIVING CORPORATION.  The Company acknowledges that upon the  effectiveness of the Merger,  and the material  compliance by the
Parent and  Acquisition  Corp. of its duties and obligations  hereunder,  Parent shall  have the  absolute  and  unqualified  right to deal with the  assets  and business of the Surviving  Corporation as its own property without limitation on the disposition or use of such assets or the conduct of such business.

               1.9  FURTHER  ASSURANCES.  From time to time,  from and after the
Effective Time, as and when reasonably  requested by Parent, the proper officers and directors of the Company as of the Effective  Time shall,  for and on behalf and in the name of the Company or otherwise, execute and deliver all such deeds, bills of sale,  assignments and other  instruments and shall take or cause to be taken such further  actions as Parent,  Acquisition  Corp.  or their  respective successors  or assigns  reasonably  may deem  necessary or desirable in order to confirm or record or otherwise  transfer to the Surviving  Corporation  title to and possession of all of the properties,  rights, privileges, powers, franchises and immunities of the Company or otherwise to carry out fully the provisions and purposes of this Agreement and the Certificate of Merger.

            2. Representations and Warranties of the Company. The Company hereby represents and warrants to Parent and Acquisition Corp. as follows:

               2.1 ORGANIZATION, STANDING, SUBSIDIARIES, ETC.

                   (a) The Company is a corporation  duly organized and existing in good standing under the laws of the State of Delaware,  and has all requisite power and authority  (corporate  and other) to carry on its business,  to own or lease  its  properties  and  assets,  to  enter  into  this  Agreement  and  the
Certificate  of Merger and to carry out the terms hereof and thereof.  Copies of the  Certificate  of  Incorporation  and By-laws of the  Company  that have been delivered  to  Parent  and  Acquisition  Corp.  prior to the  execution  of this
Agreement are true and complete and have not since been amended or repealed.

                   (b) The  Company  has no  subsidiaries  or direct or indirect interest (by way of stock  ownership  or  otherwise)  in any firm,  corporation, limited liability company, partnership, association or business.

               2.2  QUALIFICATION.  The  Company  is duly  qualified  to conduct business as a foreign  corporation and is in good standing in each  jurisdiction wherein the nature of its  activities  or its  properties  owned or leased makes such qualification necessary,  except where the failure to be so qualified would not have a material  adverse  effect on the condition  (financial or otherwise),

properties,  assets, liabilities,  business operations, results of operations or prospects  of the Company  taken as a whole (the  "CONDITION  OF THE  COMPANY").
SCHEDULE 2.2 sets forth a list of the  jurisdictions  in which the Company is so qualified to conduct business.

               2.3  CAPITALIZATION OF THE COMPANY.  The authorized capital stock of the  Company  consists  of  40,000,000  shares of  Company  Common  Stock and
1,000,000  shares of Preferred  Stock, and the Company has no authority to issue any other capital  stock.  There are  13,326,000  shares of Company Common Stock issued and outstanding and no shares of Preferred Stock issued and  outstanding,
and  such  shares  are  duly   authorized,   validly  issued,   fully  paid  and
non-assessable,  and none of such shares have been  issued in  violation  of the preemptive rights of any person. The offer,  issuance and sale of such shares of
Company  Common  Stock  were (a) exempt  from the  registration  and  prospectus delivery  requirements  of the  Securities  Act, (b) registered or qualified (or were  exempt from  registration  or  qualification)  under the  registration  or qualification  requirements  of all  applicable  state  securities  laws and (c)
accomplished in conformity with all other  applicable  securities  laws. None of such shares of Company  Stock are subject to a right of withdrawal or a right of rescission  under any federal or state  securities  or blue-sky  law.  Except as otherwise set forth in this Agreement or any Schedule hereto, the Company has no outstanding  options,  rights or  commitments  to issue Company  Common Stock or other Equity Securities of the Company, and there are no outstanding  securities convertible  or  exercisable  into or  exchangeable  for Company Common Stock or other Equity Securities of the Company.

               2.4  INDEBTEDNESS.  The Company has no Indebtedness  for Borrowed
Money,  except as otherwise set forth in the Agreement or any Schedule hereto or disclosed on the Balance Sheet.

               2.5 COMPANY  STOCKHOLDERS.  SCHEDULE 1.5 and SCHEDULE 1.5A hereto contain a true and complete  list of the names of the record owner of all of the outstanding  shares of Company  Common  Stock (the  "COMPANY  STOCK")  and other
Equity Securities of the Company, together with the number of securities held or to which such person has rights to acquire.  To the  knowledge  of the  Company, there is no voting trust,  agreement or arrangement  among any of the beneficial holders of Company Stock  affecting  the  nomination or election of directors or the exercise of the voting rights of Company Stock.

               2.6 CORPORATE ACTS AND PROCEEDINGS.  The execution,  delivery and performance  of this  Agreement and the  Certificate  of Merger  (together,  the
"MERGER  DOCUMENTS")  have been duly authorized by the Board of Directors of the
Company and have been approved by the requisite  vote of the  Stockholders,  and all of the corporate acts and other  proceedings  required for the due and valid authorization,  execution,  delivery and performance of the Merger Documents and the consummation of the Merger have been validly and appropriately taken, except for the filing referred to in Section 1.2.

               2.7 COMPLIANCE WITH LAWS AND INSTRUMENTS.  Except as set forth in
SCHEDULE 2.7 the business,  products and operations of the Company have been and are being  conducted in compliance in all material  respects with all applicable laws,  rules and regulations,  except for such violations  thereof for which the penalties,  in the  aggregate,  would not have a material  adverse effect on the

Condition of the Company. The execution, delivery and performance by the Company of the Merger  Documents and the consummation by the Company of the transactions contemplated by this Agreement: (a) will not require any authorization,  consent or approval of, or filing or registration with, any court or governmental agency or instrumentality, except such as shall have been obtained prior to the Closing or as set forth in  SCHEDULE  2.7,  (b) will not cause the Company to violate or contravene  (i) any  provision of law, (ii) any rule or regulation of any agency or  government,  (iii) any order,  judgment or decree of any court,  or (iv) any provision of the  Certificate of  Incorporation  or By-laws of the Company,  (c)
will not violate or be in  conflict  with,  result in a breach of or  constitute
(with  or  without  notice  or lapse of time,  or  both) a  default  under,  any indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other contract, agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or affected, except as would not have a material adverse effect on the Condition of the Company, and (d) will not result in the creation or  imposition of any Lien upon any property or asset of the Company.  The Company is not in violation of, or (with or without  notice or lapse  of time,  or both) in  default  under,  any term or  provision  of its
Certificate  of  Incorporation  or By-laws or of any  indenture,  loan or credit agreement,  deed of trust, mortgage,  security agreement or, except as would not materially  and  adversely  affect the  Condition of the  Company,  or any other material agreement or instrument to which the Company is a party or by which the
Company or any of its properties is bound or affected.

               2.8 BINDING  OBLIGATIONS.  The Merger  Documents  constitute  the legal, valid and binding  obligations of the Company and are enforceable against
the  Company  in  accordance  with  their  respective  terms,   except  as  such
enforcement  is  limited  by  bankruptcy,  insolvency  and  other  similar  laws affecting  the  enforcement  of  creditors'  rights  generally  and  by  general principles of equity.

               2.9 BROKER'S AND FINDER'S  FEES. No Person has, or as a result of the transactions  contemplated or described herein will have, any right or valid claim against the Company, Parent,  Acquisition Corp. or any Stockholder for any
commission,  fee or other  compensation as a finder or broker, or in any similar capacity,  except as disclosed in a Schedule  hereto as provided in any document or agreement disclosed in any schedule hereto. Parent and Acquisition on the one hand and the Company on the other, hereby indemnify and hold each other harmless from  and  against  any and all  claims,  losses  or  liabilities  for any  such commission,  fee or other  compensation  as a result  of the  claim by any other
Person that the  indemnifying  party or parties  introduced  or assisted them in connection with the transactions contemplated or described here.

               2.10 FINANCIAL  STATEMENTS.  Parent has previously been provided:
the Company's  audited  balance sheets as of December 31, 2004 and 2003, and the audited statements of operations,  stockholders' (deficit) equity and cash flows for the years ended  December 31, 2004 and 2003;  (the "BALANCE SHEET DATE") and
the statements of operations,  stockholders' (deficit) equity and cash flows for the periods  ended  September 30, 2004.  Such  financial  statements  (i) are in accordance with the books and records of the Company, (ii) present fairly in all material  respects the  financial  condition of the Company at the dates therein specified and the results of its  operations  and changes in financial  position for the periods  therein  specified  and (iii) have been  prepared in accordance with  generally  accepted  accounting  principles  ("GAAP")  applied  on a basis consistent with prior accounting periods.

               2.11  ABSENCE OF  UNDISCLOSED  LIABILITIES.  The  Company  has no
material  obligation  or  liability  (whether  accrued,  absolute,   contingent,
liquidated  or  otherwise,  whether  due or to become  due),  arising out of any transaction entered into at or prior to the Closing,  except (a) as disclosed in the Balance Sheet or in any Schedule  hereto,  (b) to the extent set forth on or reserved against in the Balance Sheet or the Notes to the Financial  Statements,
(c) current  liabilities  incurred and obligations under agreements entered into in the usual and ordinary  course of business since the Balance Sheet Date, none of which  (individually  or in the  aggregate)  has had or will have a  material adverse effect on the Condition of the Company, and (d) by the specific terms of any written agreement, document or arrangement identified in the Schedules.

               2.12 CHANGES.  Since the Balance Sheet Date,  except as disclosed in any Schedule hereto, the Company has not (a) incurred any debts,  obligations or liabilities,  absolute, accrued,  contingent or otherwise,  whether due or to become due,  except for fees,  expenses and  liabilities  incurred in connection with the Merger and related transactions and current liabilities incurred in the usual and ordinary  course of business,  (b)  discharged  or satisfied any Liens other than those  securing,  or paid any  obligation  or  liability  other than, current liabilities shown on the Balance Sheet and current liabilities  incurred since the Balance Sheet Date,  in each case in the usual and ordinary  course of business,  (c)  mortgaged,  pledged  or  subjected  to Lien  any of its  assets, tangible or intangible  other than in the usual and ordinary course of business,
(d) sold,  transferred  or  leased  any of its  assets,  except in the usual and ordinary course of business,  (e) cancelled or compromised any debt or claim, or waived or released  any right,  of material  value,  (f)  suffered  any physical damage, destruction or loss (whether or not covered by insurance) materially and adversely  affecting  the  Condition  of  the  Company,  (g)  entered  into  any transaction  other  than in the  usual and  ordinary  course  of  business,  (h)
encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts  payable under any profit  sharing, bonus, deferred compensation,  severance pay, insurance,  pension, retirement or other  employee  benefit  plan,  agreement  or  arrangement,  other  than in the ordinary course of business  consistent with past practice,  or entered into any employment  agreement,  (j) issued or sold any shares of capital  stock,  bonds, notes, debentures or other securities or granted any options (including employee stock options),  warrants or other rights with respect thereto,  (k) declared or paid any  dividends  on or made any  other  distributions  with  respect  to, or purchased or redeemed,  any of its  outstanding  capital stock,  (l) suffered or experienced any change in, or condition affecting,  the Condition of the Company other than changes, events or conditions in the usual and ordinary course of its business,  none of which (either by itself or in conjunction with all such other changes, events and conditions) has been materially adverse, (m) made any change
in  the  accounting   principles,   methods  or  practices  followed  by  it  or
depreciation or amortization  policies or rates theretofore adopted, (n) made or permitted any amendment or  termination of any material  contract,  agreement or license to which it is a party,  (o) suffered any material loss not reflected in the Balance Sheet or its statement of income for the period ended on the Balance
Sheet Date, (p) paid, or made any accrual or arrangement for payment of, bonuses or special  compensation  of any kind or any severance or termination pay to any present or former officer,  director,  employee,  stockholder or consultant, (q)
made or agreed to make any charitable contributions or incurred any non-business expenses  in  excess  of  $50,000  in the  aggregate,  or (r)  entered  into any agreement, or otherwise obligated itself, to do any of the foregoing.

               2.13  SCHEDULE  OF  ASSETS  AND  CONTRACTS.  Attached  hereto  as
SCHEDULES  2.13(A)  through  2.13(E) are various  schedules  listing  assets and contracts of the Company,  as described  herein.  For the purposes  hereof,  any information  disclosed in the  Memorandum or the  Supplement,  as such terms are described in Schedule 2.7 hereof shall be deemed  included in  disclosures  made hereunder,

                   (a) SCHEDULE 2.13(A) contains a true and complete list of all real property leased by the Company,  including a brief description of each item thereof and of the nature of the Company's interest therein, and of all tangible personal  property  owned or leased by the Company  having a cost or fair market value of greater than $100,000,  including a brief  description of each item and of the nature of the  interest of the  Company  therein.  All the real  property listed in SCHEDULE  2.13(A) is leased by the Company under valid and enforceable leases  having the rental  terms,  termination  dates and renewal  and  purchase options described in SCHEDULE 2.13(A); such leases are enforceable in accordance with their terms,  and there is not, under any such lease,  any existing default or event of default or event which with notice or lapse of time, or both,  would constitute a default by the Company, and the Company has not received any notice or claim of any such default. The Company does not own any real property.

                   (b)  Except as  expressly  set forth in this  Agreement,  the
Balance Sheet or the notes thereto,  or as disclosed in SCHEDULE 2.13(B) hereto, the  Company  is not a party to any  written or oral  agreement  not made in the ordinary course of business that is material to the Company. Except as disclosed in SCHEDULE 2.13(B) hereto, the Company is not a party to or otherwise barred by any written or oral (a)  agreement  with any labor union,  (b) agreement for the purchase of fixed assets or for the purchase of materials, supplies or equipment in excess of normal operating requirements,  (c) agreement for the employment of any officer,  individual  employee or other  Person on a full-time  basis or any agreement with any Person for consulting services,  (d) bonus,  pension,  profit sharing,  retirement,  stock  purchase,  stock  option,  deferred  compensation, medical,  hospitalization  or  life  insurance  or  similar  plan,  contract  or understanding  with respect to any or all of the employees of the Company or any other Person, (e) indenture,  loan or credit agreement,  note agreement, deed of trust,  mortgage,  security  agreement,  promissory  note or other  agreement or instrument  relating  to  or  evidencing  Indebtedness  for  Borrowed  Money  or subjecting  any asset or property of the Company to any Lien or  evidencing  any
Indebtedness,  (f) guaranty of any Indebtedness,  (g) other than as set forth in
SCHEDULE 2.13(A) hereto, lease or agreement under which the Company is lessee of or holds or operates any property,  real or personal,  owned by any other Person under  which  payments  to  such  Person  exceed  $100,000  per  year or with an unexpired term  (including any period covered by an option to renew  exercisable by any other party) of more than 60 days, (h) lease or agreement under which the
Company is lessor or permits any Person to hold or operate any property, real or personal,  owned or  controlled  by the  Company,  (i)  agreement  granting  any preemptive  right,  right of first refusal or similar  right to any Person,  (j)
agreement or arrangement  with any Affiliate or any "associate" (as such term is defined in Rule 405 under the  Securities  Act) of the Company or any present or former officer, director or stockholder of the Company, (k) agreement obligating the Company to pay any royalty or similar charge for the use or  exploitation of any  tangible  or  intangible  property,  (1)  covenant  not to compete or other restriction  on its  ability  to  conduct  a  business  or  engage  in any other activity, (m) distributor, dealer, manufacturer's representative,  sales agency, franchise  or  advertising  contract or  commitment,  (n)  agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p)
agreement or other  commitment or arrangement  with any Person  continuing for a period of more than  three  months  from the  Closing  Date  which  involves  an expenditure or receipt by the Company in excess of $100,000. Except as disclosed in SCHEDULE 2.13(B), none of the agreements,  contracts,  leases, instruments or other  documents or  arrangements  listed in SCHEDULES  2.13(A)  through 2.13(E)
requires  the  consent of any of the parties  thereto  other than the Company to
permit  the  contract,   agreement,  lease,  instrument  or  other  document  or
arrangement to remain  effective  following  consummation  of the Merger and the transactions contemplated hereby.

                   (c) SCHEDULE  2.13(C)  contains a true and complete  list and description of all insurance policies and insurance coverage with respect to the
Company,  its  business,  premises,  properties,  assets,  employees  and agents including,  without  limitation,  fire  and  casualty  insurance,  property  and liability insurance,  product liability insurance,  life insurance,  medical and hospital insurance and workers' compensation insurance;  such list includes with respect to each policy (i) a general  description  of the insured loss coverage,
(ii) the expiration  date of coverage,  (iii) the annual  premium,  and (iv) the dollar  limitations  of coverage and a general  description  of each  deductible feature.

                   (d) SCHEDULE  2.13(D)  contains a true and complete  list and description of each bank account,  savings account,  other deposit  relationship and safety  deposit box of the Company,  including the name of the bank or other depository, the account number and the names of the individuals having signature or other withdrawal authority with respect thereto.

                   (e) SCHEDULE 2.13(E) contains a true and complete list of all patents, patent applications,  trade names, trademarks,  trademark registrations and applications,  copyrights,  copyright  registrations  and applications,  and grants of licenses, both domestic and foreign,  presently owned, possessed, used or held by the Company; and, except as set forth in SCHEDULE 2.13(E) the Company owns the entire right,  title and interest in and to the same, free and clear of all Liens and  restrictions.  SCHEDULE 2.13(E) also contains a true and complete list of all licenses granted to or by the Company with respect to the foregoing.
Except as disclosed in SCHEDULE 2.13(E) all patents, patent applications,  trade
names,  trademarks,   trademark  registrations  and  applications,   copyrights,
copyright  registrations  and  applications and grants of licenses set forth (i)
are subject to no pending or, to the Company's knowledge,  threatened challenge, and (ii) can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without  the consent of any Person  other than the
Company.  Neither the  execution nor delivery of the Merger  Documents,  nor the consummation of the transactions  contemplated thereby will give any licensor or licensee  of the  Company  any  right to  change  the  terms or  provisions  of, terminate or cancel, any license to which the Company is a party.

                   (f) The Company has made available to Parent and  Acquisition
Corp.  true and complete  copies of all  agreements  and other  documents  and a description  of all  applicable  oral  agreements  disclosed  or  referred to in
SCHEDULES  2.13(A)  through  2.13(E),  as well as any  additional  agreements or documents,  requested  by Parent or  Acquisition  Corp.  The  Company has in all
material  respects  performed all obligations  required to be performed by it to date  and  is  not  in  default  in any  respect  under  any  of the  contracts, agreements, leases, documents,  commitments or other arrangements to which it is a party or by which it or any of its property is otherwise bound or affected. To the best current actual  knowledge of the Company,  all parties having  material
contractual   arrangements  with  the  Company  are  in  substantial  compliance therewith and none are in material default thereunder. The Company does not have outstanding any power of attorney.

               2.14 EMPLOYEES. The Company has complied in all material respects with  all  laws  relating  to the  employment  of  labor,  and the  Company  has encountered  no  material  labor  union  difficulties.  Other than  pursuant  to ordinary arrangements of employment compensation,  or as set forth on any of the
Schedules  hereto,  the Company is not under any  obligation or liability to any officer, director or employee of the Company.

               2.15 TAX RETURNS  AND AUDITS.  All  required  federal,  state and local Tax  Returns of the Company  have been  accurately  prepared  and duly and timely filed,  and all federal,  state and local Taxes  required to be paid with respect to the periods  covered by such returns have been paid other than fiscal year ended 2003 and the stub  period of 12/1/03 to  1/27/04.  The Company is not and has not been delinquent in the payment of any Tax. The Company has not had a
Tax deficiency  proposed or assessed against it and has not executed a waiver of any statute of  limitations  on the assessment or collection of any Tax. None of the  Company's  federal  income  tax  returns  nor any state or local  income or franchise tax returns has been audited by governmental authorities. The reserves for Taxes  reflected  on the Balance  Sheet are and will be  sufficient  for the payment of all unpaid Taxes payable by the Company as of the Balance Sheet Date.
Since the Balance Sheet Date,  the Company has made  adequate  provisions on its books of account  for all Taxes with  respect to its  business,  properties  and operations  for such period.  The Company has  withheld or  collected  from each payment made to each of its  employees the amount of all taxes  (including,  but not  limited  to,  federal,  state and local  income  taxes,  Federal  Insurance
Contribution  Act taxes and Federal  Unemployment  Tax Act taxes) required to be withheld  or  collected  therefrom,  and has  paid the  same to the  proper  Tax receiving  officers or  authorized  depositaries.  There are no federal,  state, local or foreign audits, actions, suits, proceedings,  investigations, claims or administrative  proceedings  relating to Taxes or any Tax Returns of the Company now pending, and the Company has not received any notice of any proposed audits, investigations,  claims or administrative  proceedings  relating to Taxes or any
Tax Returns. The Company is not obligated to make a payment, or is a party to an agreement that under certain  circumstances could obligate it to make a payment, that would not be deductible under Section 280G of the Code. The Company has not agreed nor is required to make any adjustments  under Section 481(a) of the Code
(or any similar provision of state, local and foreign law) by reason of a change in accounting  method or otherwise  for any Tax period for which the  applicable statute of limitations  has not yet expired.  The Company (i) is not a party to, is  bound  by or has any  obligation  under,  any  Tax  sharing  agreement,  Tax indemnification agreement or similar contract or arrangement, whether written or unwritten  (collectively,  "TAX SHARING AGREEMENTS"),  or (ii) does not have any potential  liability or obligation to any person as a result of, or pursuant to, any such Tax Sharing Agreements.

               2.16 PATENTS AND OTHER INTANGIBLE ASSETS. (a) Except as set forth in the  Supplement or in SCHEDULE 2.16, the Company (i) owns or has the right to use,  free  and  clear of all  Liens,  claims  and  restrictions,  all  patents, trademarks,  service marks,  trade names,  copyrights,  licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted  without  infringing upon or otherwise acting  adversely  to the right or  claimed  right of any  Person  under or with respect to any of the foregoing and (ii) is not obligated or under any liability

                                       10

to make any  payments by way of  royalties,  fees or  otherwise  to any owner or licensor of, or other claimant to, any patent,  trademark,  service mark,  trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

                   (b) To the best  knowledge of the  Company,  the Company owns and has the  unrestricted  right to use all  trade  secrets,  if any,  including know-how,  negative know-how,  formulas,  patterns,  programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data
and  all  information  that  derives  independent   economic  value,  actual  or
potential, from not being generally known or known by competitors (collectively,
"intellectual property") required for or incident to the development,  operation and sale of all products and services sold by the Company, free and clear of any right, Lien or claim of others;  provided,  however, the possibility exists that other Persons, completely independent of the Company or its employees or agents, could have developed  intellectual  property similar or identical to that of the
Company.  The  Company  is not aware of any such  development  of  substantially identical  trade secrets or technical  information by others.  All  intellectual property can and will be transferred by the Company to the Surviving Corporation as a result of the Merger and without  the consent of any Person  other than the
Company.

               2.17 EMPLOYEE  BENEFIT PLANS;  ERISA.  (a) Except as disclosed in
SCHEDULE 2.17 hereto,  there are no "employee benefit plans" (within the meaning of Section 3(3) of the ERISA) nor any other  employee  benefit or fringe benefit arrangements,  practices,  contracts,  policies  or programs of every type other than programs  merely  involving the regular payment of wages,  commissions,  or bonuses  established,  maintained  or  contributed  to by the  Company,  whether written or  unwritten  and whether or not funded.  The plans  listed in SCHEDULE
2.17 hereto are hereinafter referred to as the "EMPLOYEE BENEFIT PLANS."

                   (b) All current and prior material  documents,  including all amendments  thereto,  with respect to each Employee  Benefit Plan have been made available to Parent and Acquisition Corp. or their advisors.

                   (c) To the  knowledge  of the Company,  all Employee  Benefit
Plans are in material compliance with the applicable  requirements of ERISA, the
Internal  Revenue Code of 1986, as amended (the "Code") and any other applicable state, federal or foreign law.

                   (d) There are no pending  claims or lawsuits  which have been asserted or instituted  against any Employee  Benefit Plan, the assets of any of the trusts or funds under the Employee  Benefit  Plans,  the plan sponsor or the plan administrator of any of the Employee Benefit Plans or against any fiduciary of an Employee Benefit Plan with respect to the operation of such plan, nor does the Company  have any  knowledge of any  incident,  transaction,  occurrence  or circumstance  which might  reasonably  be expected to form the basis of any such claim or lawsuit.

                   (e) There is no pending or, to the  knowledge of the Company, contemplated  investigation,  or pending or possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal
Revenue  Service or any other  government  agency with  respect to any  Employee

                                       11

Benefit  Plan and the Company has no  knowledge  of any  incident,  transaction, occurrence or circumstance which might reasonably be expected to trigger such an investigation or enforcement action.

                   (f) No actual or, to the knowledge of the Company, contingent liability exists with respect to the funding of any Employee Benefit Plan or for any  other  expense  or  obligation  of any  Employee  Benefit  Plan,  except as disclosed on the  financial  statements  of the Company or the Schedules to this
Agreement,  and no contingent  liability  exists under ERISA with respect to any
"multi-employer  plan," as  defined in Section  3(37) or Section  4001(a)(3)  of
ERISA.

                   (g) No events  have  occurred  or are  expected to occur with respect to any Employee  Benefit Plan that would cause a material  change in the costs of providing  benefits  under such Employee  Benefit Plan or would cause a material change in the cost of providing for other  liabilities of such Employee
Benefit Plan.

               2.18 TITLE TO PROPERTY  AND  ENCUMBRANCES.  The Company has good, valid and indefeasible marketable title to all properties and assets used in the conduct of its  business  (except for property  held under valid and  subsisting leases which are in full force and effect and which are not in default)  free of all Liens (except as set forth in any Schedule  hereto) and other  encumbrances, except  Permitted Liens and such ordinary and customary  imperfections of title, restrictions  and  encumbrances  as do not,  individually  or in the  aggregate, materially detract from the value of the property or assets or materially impair the use made  thereof  by the  Company in its  business.  Without  limiting  the generality of the foregoing,  the Company has good and indefeasible title to all of its properties and assets reflected in the Balance Sheet, except for property disposed of in the usual and ordinary course of business since the Balance Sheet
Date and for property held under valid and  subsisting  leases which are in full force and effect and which are not in default.

               2.19  CONDITION  OF  PROPERTIES.   All   facilities,   machinery,
equipment,  fixtures and other properties  owned,  leased or used by the Company are in operating  condition and repair,  subject to ordinary wear and tear,  and are adequate and sufficient for the Company's business.

               2.20 INSURANCE COVERAGE. There is in full force and effect one or more  policies of  insurance  issued by insurers of  recognized  responsibility, insuring the Company and its  properties,  products  and  business  against such losses and risks,  and in such amounts,  as are customary  for  corporations  of established  reputation  engaged in the same or similar  business and  similarly situated.  The Company has not been  refused any  insurance  coverage  sought or applied  for, and the Company has no reason to believe that it will be unable to renew its  existing  insurance  coverage as and when the same shall  expire upon terms at least as favorable to those  currently in effect,  other than  possible increases  in  premiums  that do not  result  from  any act or  omission  of the
Company. No suit,  proceeding or action or, to the best current actual knowledge of the Company,  threat of suit,  proceeding or action has been asserted or made against the  Company  within the last five years due to alleged  bodily  injury, disease, medical condition, death or property damage arising out of the function or malfunction of a product, procedure or service designed,  manufactured,  sold or distributed by the Company.

                                       12

               2.21  LITIGATION.  Except as disclosed in the  Supplement  or any
Schedule  hereto,  there is no legal action,  suit,  arbitration or other legal, administrative  or  other  governmental  proceeding  pending  or,  to  the  best knowledge of the  Company,  threatened  against or affecting  the Company or its properties, assets or business, and after reasonable investigation,  the Company is not aware of any incident, transaction, occurrence or circumstance that might reasonably be expected to result in or form the basis for any such action, suit, arbitration or other  proceeding.  The Company is not in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

               2.22  LICENSES.   The  Company  possesses  from  all  appropriate
governmental  authorities  all  licenses,  permits,  authorizations,  approvals, franchises  and  rights  necessary  for the  Company  to engage in the  business currently conducted by it, all of which are in full force and effect.

               2.23 INTERESTED  PARTY  TRANSACTIONS.  Except as disclosed in the
Supplement or any Schedule  hereto,  no officer,  director or stockholder of the
Company or any  Affiliate  or  "associate"  (as such term is defined in Rule 405 under the  Securities  Act) of any such  Person or the  Company  has or has had, either directly or indirectly,  (a) an interest in any Person that (i) furnishes or sells  services or products  that are furnished or sold or are proposed to be furnished or sold by the Company or (ii) purchases from or sells or furnishes to the Company any goods or services,  or (b) a beneficial interest in any contract or  agreement  to which  the  Company  is a party or by which it may be bound or affected.

               2.24 ENVIRONMENTAL MATTERS.

                   (a) To the  knowledge of the  Company,  the Company has never generated, used, handled, treated, released, stored or disposed of any Hazardous
Materials  on any  real  property  on  which  it now has or  previously  had any leasehold  or  ownership  interest,  except in  compliance  with all  applicable
Environmental Laws.

                   (b) To the  knowledge  of the  Company,  the  historical  and present  operations  of the business of the Company are in  compliance  with all applicable  Environmental  Laws, except where any non-compliance has not had and would not  reasonably  be  expected  to have a  material  adverse  effect on the
Condition of the Company.

                   (c) There are no material pending or, to the knowledge of the
Company,  threatened,  demands,  claims,  information  requests  or  notices  of
noncompliance   or  violation   against  or  to  the  Company  relating  to  any
Environmental Law; and, to the knowledge of the Company, there are no conditions or  occurrences  on any of the real  property  used by the Company in connection with its business that would reasonably be expected to lead to any such demands, claims or notices  against or to the  Company,  except such as have not had, and would not  reasonably  be expected  to have,  a material  adverse  effect on the
Condition of the Company.

                   (d) To the knowledge of the Company, (i) the Company has not, sent or disposed of, otherwise had taken or transported, arranged for the taking or  disposal of (on behalf of itself,  a customer or any other  party) or in any other  manner  participated  or been  involved  in the taking of or  disposal or

                                       13

release of a  Hazardous  Material  to or at a site that is  contaminated  by any
Hazardous  Material or that,  pursuant to any  Environmental  Law,  (A) has been placed on the "National  Priorities  List",  the "CERCLIS"  list, or any similar state or  federal  list,  or (B) is  subject  to or the  source  of a claim,  an
administrative   order  or  other   request  to  take   "removal",   "remedial",
"corrective" or any other  "response"  action,  as defined in any  Environmental
Law, or to pay for the costs of any such action at the site; (ii) the Company is not  involved in (and has no basis to  reasonably  expect to be involved in) any suit or proceeding  and has not received (and has no basis to reasonably  expect to receive) any notice,  request for information or other communication from any governmental  authority  or other  third  party  with  respect  to a release  or threatened release of any Hazardous Material or a violation or alleged violation of any  Environmental  Law, and has not received (and has no basis to reasonably expect to  receive)  notice of any claims  from any Person  relating to property damage,  natural  resource  damage or to personal  injuries from exposure to any
Hazardous Material; and (iii) the Company has timely filed every report required to be filed,  acquired all necessary  certificates,  approvals and permits,  and generated and maintained all required data,  documentation and records under all
Environmental  Laws,  in all such  instances  except  where the failure to do so would not reasonably be expected to have,  individually  or in the aggregate,  a material adverse effect on the Condition of the Company.

               2.25 QUESTIONABLE PAYMENTS. Neither the Company nor any director, officer  or, to the best  knowledge  of the  Company,  agent,  employee or other
Person  associated  with or  acting  on  behalf  of the  Company,  has  used any corporate  funds  for  unlawful  contributions,  gifts,  entertainment  or other unlawful  expenses relating to political  activity;  made any direct or indirect unlawful  payments to government  officials or employees from  corporate  funds;
established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such  corporations;  or made  any  bribe,  rebate,  payoff,  influence  payment, kickback or other unlawful payment.

               2.26  OBLIGATIONS TO OR BY  STOCKHOLDERS.  Except as disclosed in the  Supplement  or  any  Schedule  hereto,  the  Company  has no  liability  or obligation or commitment to any  Stockholder or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities  Act) of any  Stockholder, nor does any  Stockholder or any such Affiliate or associate have any liability, obligation or commitment to the Company.

               2.27  DUTY  TO  MAKE  INQUIRY.  To  the  extent  that  any of the representations  or warranties in this Section 2 are qualified by "knowledge" or
"belief,"  the  Company  represents  and  warrants  that  it has  made  due  and reasonable  inquiry  and  investigation  concerning  the  matters  to which such representations and warranties relate,  including,  but not limited to, diligent inquiry of its directors, officers and key personnel.

               2.28  DISCLOSURE.  There is no fact  relating to the Company that the Company has not disclosed to Parent and  Acquisition  Corp. in writing which has had or is currently having a material and adverse effect nor, insofar as the
Company can now foresee,  will materially and adversely affect, the Condition of the  Company.  No  representation  or  warranty  by the  Company  herein  and no information  disclosed  in the  schedules  or  exhibits  hereto  by the  Company contains any untrue  statement  of a material  fact or omits to state a material
fact  necessary  to  make  the  statements   contained  herein  or  therein  not
misleading.

                                       14

            3.  Representations  and Warranties of Parent and Acquisition  Corp.
Parent and Acquisition Corp. represent and warrant to the Company as follows:

               3.1  ORGANIZATION  AND  STANDING.  Parent is a  corporation  duly organized and existing in good  standing  under the laws of the State of Nevada.
Acquisition  Corp. is a corporation duly organized and existing in good standing under the laws of the State of  Delaware.  Parent  and  Acquisition  Corp.  have heretofore  delivered  to the  Company  complete  and  correct  copies  of their respective  Certificates of Incorporation  and By-laws as now in effect.  Parent and Acquisition  Corp. have full corporate power and authority to carry on their respective  businesses as they are now being conducted and as now proposed to be conducted and to own or lease their  respective  properties and assets.  Neither
Parent nor Acquisition Corp. has any subsidiaries  (except Parent's ownership of
Acquisition  Corp.) or direct or indirect interest (by way of stock ownership or otherwise) in any firm,  corporation,  limited liability  company,  partnership, association or business.  Parent owns all of the issued and outstanding  capital stock of Acquisition  Corp. free and clear of all Liens,  and Acquisition  Corp.
has no  outstanding  options,  warrants or rights to purchase  capital  stock or other equity securities of Acquisition Corp., other than the capital stock owned by Parent.  The Parent has no liability of obligation  for any of the activities of Chub  Exploration  Ltd. as have been  described in the Parent SEC Filings (as hereinafter  defined) and all of the shares of Chub have been distributed  prior to the Effective  Time to the  shareholders  of Parent in a lawful  distribution without  any  further  obligation  or  liability  to  parent  a  result  of such distribution.  Unless the context  otherwise  requires,  all  references in this
Section 3 to the  "Parent"  shall be treated as being a reference  to the Parent and Acquisition Corp. taken together as one enterprise.

               3.2 CORPORATE AUTHORITY.  Each of Parent and/or Acquisition Corp.
(as the case may be) has full  corporate  power and  authority to enter into the
Merger  Documents  and the other  agreements  to be made  pursuant to the Merger
Documents,  and to carry out the transactions  contemplated  hereby and thereby.
All corporate acts and proceedings  required for the  authorization,  execution, delivery and performance of the Merger  Documents and such other  agreements and documents by Parent and/or Acquisition Corp. (as the case may be) have been duly and validly  taken or will have been so taken prior to the Closing.  Each of the
Merger  Documents  constitutes a legal,  valid and binding  obligation of Parent and/or Acquisition Corp. (as the case may be), each enforceable  against them in accordance  with  their  respective  terms,  except as such  enforcement  may be
limited  by  bankruptcy,  insolvency,   reorganization  or  other  similar  laws
affecting creditors' rights generally and by general principles of equity.

               3.3 BROKER'S AND FINDER'S FEES. No person,  firm,  corporation or other  entity  is  entitled  by  reason  of any act or  omission  of  Parent  or
Acquisition Corp. to any broker's or finder's fees,  commission or other similar compensation with respect to the execution and delivery of this Agreement or the
Certificate of Merger,  or with respect to the  consummation of the transactions contemplated  hereby or thereby,  except as  disclosed  in a Schedule  hereto or provided in any document or agreement  disclosed in any Schedule hereto.  Parent and Acquisition Corp. jointly and severally  indemnify and hold Company harmless from and against any and all loss,  claim or  liability  arising out of any such claim  from any other  Person who claim they  introduced  Parent or  Acquisition
Corp. to, or assisted them with the  transactions  contemplated  by or described herein.

                                       15

               3.4  CAPITALIZATION  OF PARENT.  The authorized  capital stock of
Parent consists of (a) 90,000,000  shares of common stock,  par value $0.001 per share (the "PARENT COMMON STOCK"), of which not more than 3,216,500 shares will, following the  Effective  Time,  be issued and  outstanding,  before taking into consideration  the  issuance  of  Parent  Common  Stock in the  Merger,  and (b)
10,000,000  shares of preferred  stock,  par value $0.001 per share,  of which 0 shares have been, or will be issued at the Closing,  designated as any series of
Preferred  Stock (the  "PARENT  PREFERRED  STOCK").  Parent  has no  outstanding options,  rights or  commitments  to issue shares of Parent  Common Stock or any other  Equity  Security  of  Parent  or  Acquisition  Corp.,  and  there  are no outstanding  securities  convertible or  exercisable  into or  exchangeable  for shares  of  Parent  Common  Stock or any  other  Equity  Security  of  Parent or
Acquisition  Corp. There is no voting trust,  agreement or arrangement among any of the  beneficial  holders of Parent Common Stock  affecting the  nomination or election of  directors  or the  exercise of the voting  rights of Parent  Common
Stock. All outstanding  shares of the capital stock of Parent are validly issued and  outstanding,  fully paid and  non-assessable,  and none of such shares have been issued in violation of the preemptive rights of any person.

               3.5  ACQUISITION  CORP.   Acquisition  Corp.  is  a  wholly-owned
Delaware  subsidiary of Parent that was formed  specifically  for the purpose of the Merger and that has not conducted any business or acquired any property, and will not conduct any business or acquire any property prior to the Closing Date, except in  preparation  for and  otherwise in connection  with the  transactions contemplated  by this  Agreement,  the  Certificate  of  Merger  and  the  other agreements to be made pursuant to or in connection  with this  Agreement and the
Certificate of Merger.

               3.6 VALIDITY OF SHARES.  The  13,326,000  shares of Parent Common
Stock to be issued at the Closing pursuant to Section  1.5(a)(ii)  hereof,  when issued and delivered in accordance  with the terms hereof and of the Certificate of Merger,  shall be duly and  validly  issued,  fully paid and  non-assessable.
Based in part on the  representations  and  warranties  of the  Stockholders  as contemplated by Section 4 hereof and assuming the accuracy thereof, the issuance of the Parent Common Stock upon the Merger  pursuant to Section  1.5(a)(ii) will be exempt from the  registration  and prospectus  delivery  requirements  of the
Securities Act and from the  qualification  or registration  requirements of any applicable state blue sky or securities laws.

               3.7 SEC REPORTING AND COMPLIANCE. (a) Parent filed a registration statement on Form SB-2 under the  Securities  Act which  became  effective on or about February 24, 2005.  Since that date,  Parent has filed with the Commission all  registration  statements,  proxy  statements,  information  statements  and reports  required to be filed pursuant to the Exchange Act. Parent has not filed with the  Commission  a  certificate  on Form 15  pursuant  to Rule 12h-3 of the
Exchange Act.

                   (b) Parent has  delivered  to the Company  true and  complete copies of the registration statements,  information statements and other reports
(collectively,  the  "PARENT  SEC  DOCUMENTS")  filed  by the  Parent  with  the
Commission.  None of the Parent SEC  Documents,  as of their  respective  dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained therein not misleading.

                                       16

                   (c)  Except  as set forth on  SCHEDULE  3.7,  Parent  has not filed,  and nothing has occurred  with respect to which Parent would be required to file, any report on Form 8-K since December 14, 2004.  Prior to and until the
Closing,  Parent will provide to the Company copies of any and all amendments or supplements to the Parent SEC Documents filed with the Commission since December
14, 2004 and all subsequent  registration statements and reports filed by Parent subsequent to the filing of the Parent SEC Documents with the Commission and any and all subsequent information statements, proxy statements,  reports or notices filed by the Parent with the  Commission  or  delivered to the  stockholders  of
Parent.

                   (d) Parent is not an investment company within the meaning of
Section 3 of the Investment Company Act.

                   (e) The  shares of  Parent  Common  Stock  are  quoted on the
Over-the-Counter  (OTC)  Bulletin Board under the symbol "CHBO" and Parent is in compliance in all material  respects with all rules and  regulations  of the OTC
Bulletin Board applicable to it and the Parent Stock.

                   (f)  Between the date  hereof and the  Closing  Date,  Parent shall  continue to satisfy the filing  requirements  of the Exchange Act and all other requirements of applicable securities laws and the OTC Bulletin Board.

                   (g) To the best  knowledge  of the  Parent,  the  Parent  has otherwise  complied  with  the  Securities  Act,  Exchange  Act  and  all  other applicable federal and state securities laws.

               3.8 FINANCIAL  STATEMENTS.  The balance sheets, and statements of income,  stockholders'  equity  and  cash  flows  contained  in the  Parent  SEC
Documents  (the  "PARENT  FINANCIAL  STATEMENTS")  (i)  have  been  prepared  in accordance  with GAAP applied on a basis  consistent with prior periods (and, in the case of unaudited financial information, on a basis consistent with year-end audits),  (ii) are in accordance  with the books and records of the Parent,  and
(iii) present  fairly in all material  respects the  financial  condition of the
Parent at the dates  therein  specified  and the results of its  operations  and changes in financial position for the periods therein  specified.  The financial statements  included in the Form SB-2 are audited by Morgan & Company,  Parent's independent certified public accountants.  The financial information included in the  Quarterly  Report on Form 10-QSB for the quarter  ended April 30, 2005,  is unaudited,  but reflects all adjustments (including normally recurring accounts)
that Parent considers  necessary for a fair presentation of such information and have been prepared in accordance with generally accepted accounting  principles, consistently applied.

               3.9  GOVERNMENTAL  CONSENTS.  All material  consents,  approvals, orders, or authorizations  of, or registrations,  qualifications,  designations, declarations, or filings with any federal or state governmental authority on the part of Parent or Acquisition Corp. required in connection with the consummation of the Merger  shall have been  obtained  prior to, and be  effective as of, the
Closing.

               3.10 COMPLIANCE WITH LAWS AND OTHER  INSTRUMENTS.  The execution, delivery and performance by Parent and/or  Acquisition  Corp. of this Agreement, the  Certificate  of  Merger  and the other  agreements  to be made by Parent or

                                       17

Acquisition  Corp.  pursuant  to or in  connection  with this  Agreement  or the
Certificate of Merger and the consummation by Parent and/or Acquisition Corp. of the  transactions  contemplated  by the Merger  Documents  will not cause Parent and/or Acquisition Corp. to violate or contravene (i) any provision of law, (ii)
any rule or regulation of any agency or government, (iii) any order, judgment or decree of any court,  or (v) any provision of their  respective  certificates of incorporation  or by-laws as amended and in effect on and as of the Closing Date and will not violate or be in conflict with, result in a breach of or constitute
(with or without  notice or lapse of time, or both) a default under any material indenture, loan or credit agreement, deed of trust, mortgage, security agreement or other  agreement or contract to which Parent or Acquisition  Corp. is a party or by  which  Parent  and/or  Acquisition  Corp.  or  any  of  their  respective properties is bound.

               3.11 NO GENERAL  SOLICITATION.  In issuing Parent Common Stock in the Merger hereunder, neither Parent nor anyone acting on its behalf has offered to sell  the  Parent  Common  Stock  by any  form  of  general  solicitation  or advertising.

               3.12 BINDING  OBLIGATIONS.  The Merger  Documents  constitute the legal,  valid and binding  obligations of the Parent and Acquisition  Corp., and are  enforceable  against the Parent and  Acquisition  Corp., in accordance with their  respective  terms,  except as such  enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

               3.13  ABSENCE  OF  UNDISCLOSED  LIABILITIES.  Neither  Parent nor
Acquisition  Corp. has any material  obligation or liability  (whether  accrued, absolute,  contingent,  liquidated or otherwise,  whether due or to become due), arising out of any transaction  entered into at or prior to the Closing,  except
(a) as disclosed in the Parent SEC Documents,  (b) to the extent set forth on or reserved  against in the  balance  sheet of Parent as of January  31,  2005 (the
"PARENT BALANCE  SHEET") or the notes to the Parent  Financial  Statements,  (c)
current  liabilities  incurred and obligations under agreements  entered into in the usual and ordinary  course of business  since  January 31, 2005 (the "PARENT
BALANCE  SHEET  DATE"),  none  of  which  (individually  or  in  the  aggregate)
materially  and  adversely  affects  the  condition  (financial  or  otherwise), properties,  assets, liabilities,  business operations, results of operations or prospects of the Parent or Acquisition  Corp.,  taken as a whole (the "CONDITION
OF THE  PARENT"),  and  (d) by the  specific  terms  of any  written  agreement, document or arrangement attached as an exhibit to the Parent SEC Documents.

               3.14  CHANGES.  Since the Parent  Balance  Sheet Date,  except as disclosed  in the Parent SEC  Documents,  the  Parent has not (a)  incurred  any debts,  obligations  or  liabilities,  absolute,  accrued  or,  to the  Parent's knowledge,  contingent,  whether  due  or to  become  due,  except  for  current liabilities  incurred  in  the  usual  and  ordinary  course  of  business,  (b)
discharged  or  satisfied  any Liens  other  than  those  securing,  or paid any obligation  or liability  other than,  current  liabilities  shown on the Parent
Balance Sheet and current  liabilities  incurred  since the Parent Balance Sheet
Date, in each case in the usual and ordinary course of business,  (c) mortgaged, pledged or subjected to Lien any of its assets,  tangible or  intangible,  other than in the usual and ordinary  course of  business,  (d) sold,  transferred  or leased any of its assets,  except in the usual and ordinary  course of business,
(e) cancelled or compromised  any debt or claim, or waived or released any right of material  value,  (f)  suffered  any  physical  damage,  destruction  or loss

                                       18

(whether or not covered by insurance) which could reasonably be expected to have a material  adverse effect on the Condition of the Parent,  (g) entered into any transaction  other  than in the  usual and  ordinary  course  of  business,  (h)
encountered any labor union difficulties, (i) made or granted any wage or salary increase or made any increase in the amounts  payable under any profit  sharing, bonus, deferred compensation,  severance pay, insurance,  pension, retirement or other  employee  benefit  plan,  agreement  or  arrangement,  other  than in the ordinary course of business  consistent with past practice,  or entered into any employment  agreement,  (j) issued or sold any shares of capital  stock,  bonds, notes, debentures or other securities or granted any options (including employee stock options),  warrants or other rights with respect thereto,  (k) declared or paid any  dividends  on or made any  other  distributions  with  respect  to, or purchased or redeemed,  any of its  outstanding  capital stock,  (l) suffered or experienced any change in, or condition  affecting,  the financial  condition of the Parent other than  changes,  events or  conditions in the usual and ordinary course of its business,  none of which (either by itself or in conjunction  with all such other changes,  events and conditions)  could reasonably be expected to have a material  adverse  effect on the  Condition  of the Parent,  (m) made any change in the  accounting  principles,  methods or  practices  followed by it or depreciation or amortization  policies or rates theretofore adopted, (n) made or permitted any amendment or  termination of any material  contract,  agreement or license to which it is a party,  (o) suffered any material loss not reflected in the Parent  Balance  Sheet or its  statement of income for the year ended on the
Parent  Balance  Sheet Date,  (p) paid, or made any accrual or  arrangement  for payment of,  bonuses or special  compensation  of any kind or any  severance  or
termination  pay  to  any  present  or  former  officer,   director,   employee,
stockholder  or   consultant,   (q)  made  or  agreed  to  make  any  charitable
contributions or incurred any  non-business  expenses in excess of $5,000 in the aggregate,  or (r) entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

               3.15 TAX RETURNS  AND AUDITS.  All  required  federal,  state and local Tax Returns of the Parent have been  accurately  prepared in all  material respects  and duly and timely  filed,  and all  federal,  state and local  Taxes required to be paid with  respect to the periods  covered by such  returns  have been paid to the extent that the same are material  and have become due,  except where the failure so to file or pay could not  reasonably  be expected to have a material adverse effect upon the Condition of the Parent.  The Parent is not and has not been  delinquent in the payment of any Tax. The Parent has not had a Tax deficiency  assessed against it. None of the Parent's federal income tax returns nor any state or local  income or  franchise  tax  returns  has been  audited by governmental authorities. The reserves for Taxes reflected on the Parent Balance
Sheet are  sufficient  for the payment of all unpaid Taxes payable by the Parent with respect to the period ended on the Parent Balance Sheet Date.  There are no
federal,  state,  local  or  foreign  audits,   actions,   suits,   proceedings,
investigations,  claims or administrative  proceedings  relating to Taxes or any
Tax  Returns of the  Parent now  pending,  and the Parent has not  received  any
notice  of  any  proposed  audits,  investigations,   claims  or  administrative
proceedings relating to Taxes or any Tax Returns.

               3.16 EMPLOYEE  BENEFIT PLANS;  ERISA.  (a) Except as disclosed in the Parent SEC  Documents,  there are no "employee  benefit  plans"  (within the meaning  of  Section  3(3) of ERISA)  nor any other  employee  benefit or fringe benefit  arrangements,  practices,  contracts,  policies or programs  other than programs merely involving the regular payment of wages, commissions,  or bonuses

                                       19

established, maintained or contributed to by the Parent. Any plans listed in the
Parent SEC Documents are hereinafter referred to as the "PARENT EMPLOYEE BENEFIT
PLANS."

                   (b) Any current and prior material  documents,  including all amendments thereto,  with respect to each Parent Employee Benefit Plan have been given to the Company or its advisors.

                   (c)  All  Parent  Employee  Benefit  Plans  are  in  material compliance  with the applicable  requirements  of ERISA,  the Code and any other applicable state, federal or foreign law.

                   (d) There are no pending,  or to the knowledge of the Parent, threatened,  claims or lawsuits  which have been asserted or instituted  against any Parent Employee Benefit Plan, the assets of any of the trusts or funds under the Parent Employee Benefit Plans, the plan sponsor or the plan administrator of any of the Parent  Employee  Benefit  Plans or against any fiduciary of a Parent
Employee Benefit Plan with respect to the operation of such plan.

                   (e) There is no pending,  or to the  knowledge of the Parent, threatened,  investigation  or pending  or  possible  enforcement  action by the
Pension  Benefit  Guaranty  Corporation,  the Department of Labor,  the Internal
Revenue  Service  or any other  government  agency  with  respect  to any Parent
Employee Benefit Plan.

                   (f) No actual  or, to the  knowledge  of  Parent,  contingent liability exists with respect to the funding of any Parent Employee Benefit Plan or for any other  expense or  obligation  of any Parent  Employee  Benefit Plan, except as disclosed on the financial  statements of the Parent or the Parent SEC
Documents,  and to the knowledge of the Parent,  no contingent  liability exists under  ERISA with  respect to any  "multi-employer  plan," as defined in Section
3(37) or Section 4001(a)(3) of ERISA.

               3.17 LITIGATION.  There is no legal action, suit,  arbitration or other legal,  administrative or other governmental proceeding pending or, to the knowledge  of  the  Parent,  threatened  against  or  affecting  the  Parent  or
Acquisition Corp. or their properties,  assets or business.  To the knowledge of the Parent,  neither Parent nor Acquisition  Corp. is in default with respect to any order, writ,  judgment,  injunction,  decree,  determination or award of any court or any governmental agency or instrumentality or arbitration authority.

               3.18 INTERESTED  PARTY  TRANSACTIONS.  Except as disclosed in the
Parent SEC Documents,  no officer,  director or stockholder of the Parent or any
Affiliate  or  "associate"  (as  such  term is  defined  in Rule 405  under  the
Securities Act) of any such Person or the Parent has or has had, either directly or  indirectly,  (a) an  interest  in any  Person  that (i)  furnishes  or sells services or products  that are furnished or sold or are proposed to be furnished or sold by the Parent or (ii) purchases from or sells or furnishes to the Parent any goods or services, or (b) a beneficial interest in any contract or agreement to which the Parent is a party or by which it may be bound or affected.

               3.19 QUESTIONABLE PAYMENTS. Neither the Parent, Acquisition Corp.
nor to the knowledge of the Parent, any director,  officer,  agent,  employee or other Person  associated  with or acting on behalf of the Parent or  Acquisition

                                       20

Corp.,  has  used  any  corporate  funds  for  unlawful  contributions,   gifts,
entertainment or other unlawful  expenses relating to political  activity;  made any direct or indirect  unlawful  payments to government  officials or employees from corporate funds;  established or maintained any unlawful or unrecorded fund of corporate monies or other assets; made any false or fictitious entries on the books of record of any such  corporations;  or made any bribe,  rebate,  payoff, influence payment, kickback or other unlawful payment.

               3.20  OBLIGATIONS TO OR BY  STOCKHOLDERS.  Except as disclosed in the  Parent  SEC  Documents,  the  Parent  has no  liability  or  obligation  or commitment to any stockholder of Parent or any Affiliate or "associate" (as such term is  defined in Rule 405 under the  Securities  Act) of any  stockholder  of
Parent,  nor does any  stockholder  of Parent or any such Affiliate or associate have any liability, obligation or commitment to the Parent.

               3.21  SCHEDULE OF ASSETS AND  CONTRACTS.  Except as expressly set forth in this  Agreement,  the Parent  Balance Sheet or the notes  thereto,  the
Parent is not a party to any written or oral  agreement not made in the ordinary course of business that is material to the Parent.  Parent does not own any real property.  Parent is not a party to or  otherwise  barred by any written or oral
(a)  agreement  with any labor union,  (b)  agreement  for the purchase of fixed assets or for the  purchase of  materials,  supplies or  equipment  in excess of normal operating requirements,  (c) agreement for the employment of any officer, individual  employee or other Person on a full-time  basis or any agreement with any  Person  for  consulting  services,  (d)  bonus,  pension,  profit  sharing, retirement,  stock  purchase,  stock  option,  deferred  compensation,  medical, hospitalization  or life  insurance or similar plan,  contract or  understanding with respect to any or all of the employees of Parent or any other  Person,  (e)
indenture,  loan or credit agreement,  note agreement,  deed of trust, mortgage, security agreement, promissory note or other agreement or instrument relating to or  evidencing  Indebtedness  for  Borrowed  Money or  subjecting  any  asset or property of Parent to any Lien or evidencing any  Indebtedness,  (f) guaranty of any  Indebtedness,  (g) lease or  agreement  under which  Parent is lessee of or holds or operates any property, real or personal, owned by any other Person, (h)
lease or agreement under which Parent is lessor or permits any Person to hold or operate any  property,  real or personal,  owned or  controlled  by Parent,  (i)
agreement granting any preemptive right, right of first refusal or similar right to  any  Person,  (j)  agreement  or  arrangement  with  any  Affiliate  or  any
"associate"  (as such term is defined in Rule 405 under the  Securities  Act) of
Parent or any present or former officer,  director or stockholder of Parent, (k)
agreement  obligating Parent to pay any royalty or similar charge for the use or exploitation of any tangible or intangible property, (1) covenant not to compete or other restriction on its ability to conduct a business or engage in any other activity, (m) distributor, dealer, manufacturer's representative,  sales agency, franchise  or  advertising  contract or  commitment,  (n)  agreement to register securities under the Securities Act, (o) collective bargaining agreement, or (p)
agreement or other  commitment or arrangement  with any Person  continuing for a period of more  than  three  months  from the  Closing  Date  that  involves  an expenditure  or receipt by Parent in excess of $1,000.  The Parent  maintains no insurance policies or insurance coverage of any kind with respect to Parent, its business,  premises,  properties,  assets,  employees and agents.  SCHEDULE 3.21 contains a true and complete list and description of each bank account,  savings account, other deposit relationship and safety deposit box of Parent,  including the name of the bank or other  depository,  the account  number and the names of the  individuals  having  signature or other  withdrawal  authority with respect thereto.  Except as disclosed on SCHEDULE  3.21, no consent of any bank or other

                                       21

depository is required to maintain any bank account,  other deposit relationship or safety  deposit box of Parent in effect  following  the  consummation  of the
Merger and the  transactions  contemplated  hereby.  Parent has furnished to the
Company true and complete copies of all agreements and other documents disclosed or  referred  to in  SCHEDULE  3.21,  as well as any  additional  agreements  or documents, requested by the Company.

               3.22 EMPLOYEES.  Other than pursuant to ordinary  arrangements of employment compensation,  Parent is not under any obligation or liability to any officer, director, employee or Affiliate of Parent.

               3.23 DISCLOSURE.  There is no fact relating to Parent that Parent has not  disclosed  to the  Company in writing  that  materially  and  adversely affects nor,  insofar as Parent can now foresee,  will  materially and adversely affect, the condition (financial or otherwise), properties, assets, liabilities,
business   operations,   results  of  operations  or  prospects  of  Parent.  No
representation or warranty by Parent herein and no information  disclosed in the schedules  or  exhibits  hereto by Parent  contains  any untrue  statement  of a material fact or omits to state a material fact necessary to make the statements contained herein or therein misleading.

            4.  Additional  Representations,  Warranties  and  Covenants  of the
Stockholders.

Promptly  after the  Effective  Time,  Parent  shall  cause to be mailed to each holder of record of Company Common Stock that was converted  pursuant to Section
1.5 hereof into the right to receive Parent Common Stock a letter of transmittal
("Letter  of  Transmittal")  which  shall  contain  additional  representations, warranties and covenants of such Stockholder, including without limitation, that
(i) such Stockholder has full right, power and authority to deliver such Company
Common Stock and Letter of Transmittal, (ii) the delivery of such Company Common
Stock  will not  violate  or be in  conflict  with,  result  in a  breach  of or constitute a default under,  any indenture,  loan or credit  agreement,  deed of trust,  mortgage,  security  agreement or other agreement or instrument to which such  Stockholder is bound or affected,  (iii) such  Stockholder has good, valid and  marketable  title to all shares of Company  Common Stock  indicated in such
Letter of  Transmittal  and that such  Stockholder is not affected by any voting trust,  agreement or  arrangement  affecting  the voting  rights of such Company
Common Stock, (iv) such Stockholder is an "accredited investor," as such term is defined in Regulation D under the  Securities  Act and that such  Stockholder is acquiring  Parent Common Stock for investment  purposes,  and not with a view to selling or otherwise  distributing  such Parent Common Stock in violation of the
Securities Act or the securities laws of any state, and (v) such Stockholder has had an opportunity to ask and receive answers to any questions such  Stockholder may have had  concerning  the terms and  conditions of the Merger and the Parent
Common Stock and has obtained any additional  information  that such Stockholder has  requested.  Delivery  shall be effected,  and risk of loss and title to the
Parent Common Stock shall pass, only upon delivery to the Parent (or an agent of the Parent) of (x) certificates  evidencing ownership thereof as contemplated by
Section 1.6 hereof (or  affidavit  of lost  certificate),  and (y) the Letter of
Transmittal   containing   the   representations,   warranties   and   covenants
contemplated by this Section 4.

            5. Conduct of Businesses Pending the Merger.

               5.1 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE MERGER.  Prior
to the Effective Time,  unless Parent or Acquisition Corp. shall otherwise agree in writing or as otherwise contemplated by this Agreement:

                                       22

                       (i) the business of the Company  shall be conducted  only
in the ordinary course;

                       (ii) the Company  shall not (A)  directly  or  indirectly
redeem,  purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire  any  shares  of  its  capital  stock;  (B)  amend  its  Certificate  of
Incorporation or By-laws except to effectuate the  transactions  contemplated in the Supplement or (C) split, combine or reclassify the outstanding Company Stock or declare,  set aside or pay any dividend payable in cash, stock or property or make any distribution with respect to any such stock;

                       (iii) the  Company  shall not (A) issue or agree to issue
any additional shares of, or options,  warrants or rights of any kind to acquire any shares of, Company Stock,  except to issue shares of Company Common Stock in connection  with any matter relating to the Supplement (B) acquire or dispose of any fixed  assets or acquire or dispose of any other  substantial  assets  other than in the ordinary course of business;  (C) incur  additional  Indebtedness or any other  liabilities  or enter  into any other  transaction  other than in the ordinary course of business; (D) enter into any contract, agreement,  commitment or  arrangement  with  respect  to any  of  the  foregoing;  or  (E)  except  as contemplated by this Agreement, enter into any contract,  agreement,  commitment or arrangement to dissolve,  merge, consolidate or enter into any other material business combination;

                       (iv) the Company  shall use its best  efforts to preserve
intact the business  organization of the Company,  to keep available the service of its present  officers  and key  employees,  and to preserve  the good will of those having business relationships with it;

                       (v) the  Company  will  not,  nor will it  authorize  any
director  or  authorize  or permit any  officer  or  employee  or any  attorney, accountant or other representative  retained by it to, make, solicit,  encourage any inquiries  with respect to, or engage in any  negotiations  concerning,  any
Acquisition Proposal (as defined below). The Company will promptly advise Parent orally  and in writing of any such  inquiries  or  proposals  (or  requests  for information) and the substance thereof. As used in this paragraph,  "Acquisition
Proposal"  shall mean any  proposal for a merger or other  business  combination involving the Company or for the acquisition of a substantial equity interest in it or any material  assets of it other than as  contemplated  by this Agreement.
The Company  will  immediately  cease and cause to be  terminated  any  existing activities,  discussions or negotiations  with any person  conducted  heretofore with respect to any of the foregoing; and

                       (vi) the Company  will not enter into any new  employment
agreements  with any of its officers or employees or grant any  increases in the compensation  or benefits of its  officers  and  employees or amend any employee benefit plan or arrangement.

               5.2 CONDUCT OF BUSINESS BY PARENT AND ACQUISITION  CORP.  PENDING
THE MERGER.  Prior to the Effective  Time,  unless the Company  shall  otherwise agree in writing or as otherwise contemplated by this Agreement:

                       (i) the business of Parent and Acquisition Corp. shall be
conducted only in the ordinary course; PROVIDED, HOWEVER, that Parent shall take the steps necessary to have discontinued its existing business without liability to Parent or Acquisition Corp. as of the Closing Date;

                                       23

                       (ii)  neither  Parent  nor  Acquisition  Corp.  shall (A)
directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or  otherwise  acquire any shares of its capital  stock;  (B) amend its certificate  of  incorporation  or by-laws other than to authorize the Parent to issue  one or more  series  or  classes  of  preferred  stock in order to create therefrom  the Parent  Series A  Preferred  Stock  which  shall be issued at the
Closing in the  Private  Placement;  or (C) split,  combine  or  reclassify  its capital stock or declare,  set aside or pay any dividend  payable in cash, stock or property or make any distribution with respect to such stock; and

                       (iii)  neither  Parent nor  Acquisition  Corp.  shall (A)
issue or agree to issue any additional shares of, or options, warrants or rights of any kind to acquire shares of, its capital  stock;  (B) acquire or dispose of
any  assets  other  than  in  the  ordinary  course  of  business   (except  for
dispositions  in connection with Section 5.2(i)  hereof);  (C) incur  additional
Indebtedness or any other liabilities or enter into any other transaction except in the ordinary  course of  business;  (D) enter into any  contract,  agreement, commitment or arrangement with respect to any of the foregoing, or (E) except as contemplated by this Agreement, enter into any contract,  agreement,  commitment or arrangement to dissolve,  merge; consolidate or enter into any other material business contract or enter into any negotiations in connection therewith.

                       (iv) neither the Parent nor Acquisition  Corp.  will, nor
will they  authorize any director or authorize or permit any officer or employee or any attorney,  accountant or other representative  retained by them to, make, solicit,  encourage any inquiries with respect to, or engage in any negotiations concerning,  any  Acquisition  Proposal  (as defined  below for purposes of this paragraph). Parent will promptly advise the Company orally and in writing of any such  inquiries or proposals  (or requests for  information)  and the  substance thereof.  As used in this  paragraph,  "ACQUISITION  PROPOSAL"  shall  mean  any proposal  for a merger or other  business  combination  involving  the Parent or
Acquisition  Corp or for the  acquisition  of a substantial  equity  interest in either  of  them  or any  material  assets  of  either  of  them  other  than as contemplated by this Agreement.  The Parent will immediately  cease and cause to be terminated  any existing  activities,  discussions or  negotiations  with any person conducted heretofore with respect to any of the foregoing; and

                       (v) neither the Parent nor  Acquisition  Corp. will enter
into any new  employment  agreements  with any of their officers or employees or grant any  increases  in the  compensation  or  benefits of their  officers  and employees.

            6. Additional Agreements.

               6.1 ACCESS AND INFORMATION.  The Company,  Parent and Acquisition
Corp. shall each afford to the other and to the other's accountants, counsel and other  representatives  full access during normal business hours  throughout the period prior to the Effective Time of all of its properties,  books,  contracts, commitments  and records  (including  but not limited to tax returns) and during such period, each shall furnish promptly to the other all information concerning its  business,  properties  and  personnel  as such other  party may  reasonably request,  provided  that no  investigation  pursuant  to this  Section 6.1 shall

                                       24

affect any representations or warranties made herein. Each party shall hold, and shall cause its employees and agents to hold, in confidence all such information
(other than such information which (i) is already in such party's  possession or
(ii)  becomes  generally  available  to the  public  other than as a result of a disclosure by such party or its directors, officers, managers, employees, agents or advisors,  or (iii)  becomes  available  to such party on a  non-confidential basis from a source other than a party  hereto or its  advisors,  provided  that such  source  is not  known  by such  party  to be  bound  by a  confidentiality agreement with or other obligation of secrecy to a party hereto or another party until such time as such information is otherwise publicly  available;  PROVIDED,
HOWEVER,  that  (A) any  such  information  may be  disclosed  to  such  party's directors,  officers, employees and representatives of such party's advisors who need to know such  information  for the purpose of evaluating  the  transactions
contemplated  hereby  (it  being  understood  that  such  directors,   officers,
employees  and   representatives   shall  be  informed  by  such  party  of  the
confidential nature of such information), (B) any disclosure of such information may be made as to  which  the  party  hereto  furnishing  such  information  has consented in writing,  and (C) any such information may be disclosed pursuant to a judicial,  administrative or governmental order or request; PROVIDED, however, that the  requested  party will  promptly  so notify the other party so that the other party may seek a  protective  order or  appropriate  remedy  and/or  waive compliance with this Agreement and if such  protective  order or other remedy is not  obtained or the other party  waives  compliance  with this  provision,  the requested  party will  furnish only that  portion of such  information  which is legally required and will exercise its best efforts to obtain a protective order or other  reliable  assurance that  confidential  treatment will be accorded the information furnished). If this Agreement is terminated, each party will deliver to the other all documents and other materials  (including  copies)  obtained by such party or on its behalf from the other  party as a result of this  Agreement or in  connection  herewith,  whether so obtained  before or after the execution hereof.

               6.2  ADDITIONAL  AGREEMENTS.  Subject to the terms and conditions herein  provided,  each of the  parties  hereto  agrees to use its  commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary,  proper or advisable under applicable laws and regulations to consummate and make effective the  transactions  contemplated  by this Agreement,  including using its commercially  reasonable efforts to satisfy the  conditions  precedent to the  obligations  of any of the parties  hereto to obtain all necessary  waivers,  and to lift any injunction or other legal bar to the Merger (and,  in such case, to proceed with the Merger as  expeditiously  as possible). In order to obtain any necessary governmental or regulatory action or non-action,  waiver, consent, extension or approval, each of Parent, Acquisition
Corp. and the Company  agrees to take all  reasonable  actions and to enter into all reasonable  agreements as may be necessary to obtain timely  governmental or regulatory  approvals and to take such further action in connection therewith as may be  necessary.  In case at any time  after the  Effective  Time any  further action is necessary  or  desirable to carry out the purposes of this  Agreement, the proper  officers  and/or  directors  of Parent,  Acquisition  Corp.  and the
Company shall take all such necessary action.

               6.3  PUBLICITY.  No party shall issue any press release or public announcement  pertaining  to the Merger that has not been agreed upon in advance by  Parent  and the  Company,  except  as  Parent  reasonably  determines  to be necessary  in  order  to  comply  with the  rules  of the  Commission  or of the principal  trading exchange or market for Parent Common Stock,  provided that in such case  Parent  will use its best  efforts  to allow  Company  to review  and reasonably approve any same prior to its release.

                                       25

               6.4 APPOINTMENT OF DIRECTORS AND OFFICERS.  Immediately  upon the
Effective Time, Parent shall accept the resignations of the current officers and directors of Parent as provided by Section 7.2(f)(6) hereof, and shall cause the persons  listed as  directors  in EXHIBIT D hereto to be elected to the Board of
Directors of Parent.  At the first  annual  meeting of Parent  stockholders  and thereafter,  the  election of members of Parent's  Board of  Directors  shall be accomplished in accordance with the by-laws of Parent.

               6.5 PARENT NAME CHANGE AND  EXCHANGE  LISTING.  At the  Effective
Time,  Parent shall take all required legal actions to change its corporate name to Relationserve Media, Inc. Promptly following the Effective Time, Parent shall take  all  required  actions  to,  upon  satisfaction  of the  original  listing requirements,  list the Parent  Common Stock for trading on the  American  Stock
Exchange or the Nasdaq Small cap Market.

            7. Conditions of Parties' Obligations.

               7.1 PARENT AND ACQUISITION CORP. OBLIGATIONS.  The obligations of
Parent and Acquisition  Corp. under this Agreement and the Certificate of Merger are  subject to the  fulfillment  at or prior to the  Closing  of the  following conditions, any of which may be waived in whole or in part by Parent.

                   (a) NO ERRORS, ETC. The representations and warranties of the
Company  under  this  Agreement  shall be deemed to have been made  again on the
Closing Date and shall then be true and correct in all material respects.

                   (b)  COMPLIANCE  WITH  AGREEMENT.   The  Company  shall  have
performed  and  complied  in all  material  respects  with  all  agreements  and conditions  required by this  Agreement to be performed or complied with by them on or before the Closing Date.

                   (c) NO DEFAULT OR ADVERSE  CHANGE.  There  shall not exist on the Closing Date any Default or Event of Default or any event or condition that, with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Balance Sheet Date, there shall have been no material adverse change in the Condition of the Company.

                   (d) CERTIFICATE OF OFFICERS. The Company shall have delivered to Parent and Acquisition Corp. a certificate  dated the Closing Date,  executed on its behalf by the Chief Executive  Officer and Chief Financial Officer of the
Company,  certifying the satisfaction of the conditions  specified in paragraphs
(a), (b) and (c) of this Section 7.1.

                   (e) NO RESTRAINING ACTION. No action or proceeding before any court,  governmental  body or agency  shall have been  threatened,  asserted  or instituted to restrain or prohibit,  or to obtain substantial damages in respect of, this  Agreement  or the  Certificate  of Merger or the  carrying  out of the transactions contemplated by the Merger Documents.

                   (f) SUPPORTING DOCUMENTS.  Parent and Acquisition Corp. shall have received the following:

                                       26

                       (1) Copies of  resolutions  of the Board of Directors and
the  stockholders  of the Company,  certified  by the  Secretary of the Company, authorizing and approving the execution,  delivery and performance of the Merger
Documents  and all other  documents  and  instruments  to be delivered  pursuant hereto and thereto.

                       (2) A certificate of incumbency executed by the Secretary
of the Company  certifying  the names,  titles and  signatures  of the  officers authorized  to execute any documents  referred to in this  Agreement and further certifying  that the  Certificate  of  Incorporation  and By-laws of the Company delivered to Parent and  Acquisition  Corp. at the time of the execution of this
Agreement have been validly adopted and have not been amended or modified.

                       (3) A  certificate,  dated the Closing Date,  executed by
the  Company's  Secretary,  certifying  that,  except  for  the  filing  of  the
Certificate of Merger:  (i) all consents,  authorizations,  orders and approvals of,  and  filings  and  registrations  with,  any  court,  governmental  body or instrumentality  that  are  required  for the  execution  and  delivery  of this
Agreement and the Certificate of Merger and the consummation of the Merger shall have been duly made or obtained, and all material consents by third parties that are required for the Merger have been obtained; and (ii) no action or proceeding before any court,  governmental body or agency has been threatened,  asserted or instituted to restrain or prohibit,  or to obtain substantial damages in respect of, this  Agreement  or the  Certificate  of Merger or the  carrying  out of the transactions contemplated by the Merger Documents.

                       (4) Evidence as of a recent date of the good standing and
corporate existence of the Company issued by the Secretary of State of the State of Delaware and evidence that the Company is qualified to transact business as a foreign  corporation  and is in good standing in each state of the United States and in each other  jurisdiction  where the  character of the  property  owned or leased by it or the nature of its activities makes such qualification necessary.

                       (5) Such additional  supporting  documentation  and other
information with respect to the transactions  contemplated  hereby as Parent and
Acquisition Corp. may reasonably request.

                   (g)  PROCEEDINGS  AND  DOCUMENTS.  All  corporate  and  other proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned  herein  or  incident  to any such  transactions  shall be  reasonably satisfactory in form and substance to Parent and  Acquisition  Corp. The Company shall furnish to Parent and Acquisition Corp. such supporting  documentation and evidence of the satisfaction of any or all of the conditions precedent specified in this Section 7.1 as Parent or its counsel may reasonably request.

               7.2 COMPANY  OBLIGATIONS.  The  obligations  of the Company under this Agreement and the  Certificate of Merger are subject to the  fulfillment at or prior to the Closing of the conditions precedent specified in paragraphs (f),
(g), (h) and (i) of Section 7.1 hereof, and the following additional conditions:

                                       27

                   (a) NO ERRORS,  ETC. The  representations  and  warranties of
Parent and Acquisition  Corp.  under this Agreement shall be deemed to have been made  again on the  Closing  Date and  shall  then be true  and  correct  in all material respects.

                   (b) COMPLIANCE WITH AGREEMENT.  Parent and Acquisition  Corp.
shall have  performed and complied in all material  respects with all agreements and conditions  required by this  Agreement and the  Certificate of Merger to be performed or complied with by them on or before the Closing Date.

                   (c) NO DEFAULT OR ADVERSE  CHANGE.  There  shall not exist on the Closing Date any Default or Event of Default or any event or condition, that with the giving of notice or lapse of time, or both,  would constitute a Default or Event of Default,  and since the Parent Balance Sheet Date,  there shall have been no material adverse change in the Condition of the Parent.

                   (d)  CERTIFICATE OF OFFICERS.  Parent and  Acquisition  Corp.
shall have  delivered  to the  Company a  certificate  dated the  Closing  Date, executed on their behalf by their respective Presidents or other duly authorized officers,  certifying the satisfaction of the conditions specified in paragraphs
(a), (b), and (c) of this Section 7.2.

                   (e)  OPINION OF  PARENT'S  COUNSEL.  The  Company  shall have received  from Cane Clark,  LLP.,  Las Vegas,  Nevada,  counsel  for  Parent,  a favorable  opinion  dated the Closing  Date to the effect set forth in Exhibit E hereto.

                   (f) SUPPORTING DOCUMENTS. The Company shall have received the following:

                       (1) Copies of  resolutions  of Parent's  and  Acquisition
Corp.'s  respective  board of directors and the sole  stockholder of Acquisition
Corp., certified by their respective Secretaries,  authorizing and approving, to
the  extent  applicable,  the  execution,   delivery  and  performance  of  this
Agreement,  the Certificate of Merger and all other documents and instruments to be delivered by them pursuant hereto and thereto.

                       (2)  A  certificate   of   incumbency   executed  by  the
respective  Secretaries of Parent and  Acquisition  Corp.  certifying the names, titles and  signatures  of the  officers  authorized  to execute  the  documents referred to in paragraph (i) above and further  certifying that the certificates of incorporation  and by-laws of Parent and Acquisition  Corp.  appended thereto have not been amended or modified.

                       (3) A  certificate,  dated the Closing Date,  executed by
the  Secretary of each of the Parent and  Acquisition  Corp.,  certifying  that, except  for  the  filing  of  the  Certificate  of  Merger:  (i)  all  consents, authorizations, orders and approvals of, and filings and registrations with, any court,  governmental body or instrumentality that are required for the execution
and  delivery  of  this  Agreement  and  the   Certificate  of  Merger  and  the
consummation  of the  Merger  shall  have been duly  made or  obtained,  and all material  consents by third parties  required for the Merger have been obtained;
and (ii) no action or proceeding  before any court,  governmental body or agency has been  threatened,  asserted or  instituted  to restrain or  prohibit,  or to

                                       28

obtain  substantial  damages in respect of, this Agreement or the Certificate of
Merger or the carrying out of the transactions contemplated by any of the Merger
Documents.

                       (4) A  certificate  of Pacific Stock  Transfer,  Parent's
transfer  agent and  registrar,  certifying  as of the business day prior to the date any  shares  of Parent  Common  Stock  are  first  issued to the  Company's stockholders  pursuant to the Merger,  a true and complete list of the names and addresses of the record owners of all of the outstanding shares of Parent Common
Stock,  together  with the number of shares of Parent  Common Stock held by each record owner.

                       (5)  A  letter  from  Pacific  Stock  Transfer,  Parent's
transfer  agent and registrar  setting forth that the number of shares of Parent
Common Stock that would be issued and outstanding as of the Closing Date, giving effect to all agreements with Parent's stockholders, but prior to the closing of the sale and  cancellations  contemplated  thereby,  is no more  than  3,216,500 shares of Parent Common Stock.

                       (6) (i) The executed  resignations  of all  directors and
officers  of  Parent,  with the  director  resignations  to take  effect  at the
Effective  Time,  and (ii)  executed  releases  from  Scott  Young and  Mitchell
Geological Services/Marvin A. Mitchell, in the form attached hereto as EXHIBIT F

                       (7) Evidence as of a recent date of the good standing and
corporate  existence of each of the Parent and Acquisition  Corp.  issued by the
Secretary of State of their respective states of incorporation and evidence that the Parent and Acquisition  Corp. are qualified to transact  business as foreign corporations  and are in good standing in each state of the United States and in each other  jurisdiction  where the character of the property owned or leased by them or the nature of their activities makes such qualification necessary.

                       (8) Such additional  supporting  documentation  and other
information with respect to the transactions  contemplated hereby as the Company may reasonably request.

                   (g)  PROCEEDINGS  AND  DOCUMENTS.  All  corporate  and  other proceedings and actions taken in connection with the  transactions  contemplated hereby and all  certificates,  opinions,  agreements,  instruments and documents mentioned herein or incident to any such  transactions  shall be satisfactory in form and substance to the Company. Parent and Acquisition Corp. shall furnish to the Company such supporting documentation and evidence of satisfaction of any or all of the  conditions  specified  in  this  Section  7.2  as  the  Company  may reasonably request.

The Company and Parent may waive compliance with any of the conditions precedent specified in this Section 7.2.

            8. Non-Survival of Representations and Warranties.

Except as provided under Section 12, the  representations  and warranties of the parties made in Sections 2 and 3 of this  Agreement  (including the Schedules to the Agreement  which are hereby  incorporated  by  reference)  shall not survive beyond the Effective  Time.  This Section 8 shall not limit any claim in any way based upon any certificate,  opinion,  covenant, or agreement which by its terms is relied upon by the Company or

                                       29

contemplates  performance  after the  Effective  Time or  pursuant  to any other
Certificate, statement or agreement or any claim for fraud.

            9. Amendment of Agreement.

This  Agreement and the  Certificate of Merger may be amended or modified at any time in all  respects by an  instrument  in writing  executed (i) in the case of this Agreement by the parties hereto and (ii) in the case of the  Certificate of
Merger by the parties thereto.

            10. Definitions.

Unless the context  otherwise  requires,  the terms  defined in this  Section 10 shall have the meanings  herein  specified  for all purposes of this  Agreement, applicable  to both the  singular  and plural  forms of any of the terms  herein defined.

"ACQUISITION CORP." means Reland Acquisition, Inc., a Delaware corporation.

"AFFILIATE"  shall mean any Person that  directly  or  indirectly  controls,  is controlled by, or is under common control with, the indicated Person.

"AGREEMENT" shall mean this Agreement.

"BALANCE  SHEET" and "BALANCE  SHEET DATE" shall have the  meanings  assigned to such terms in Section 2.10 hereof.

"CERTIFICATE  OF MERGER"  shall have the  meaning  assigned to it in the second recital of this Agreement.

"CLOSING" and "CLOSING  DATE" shall have the meanings  assigned to such terms in
Section 11 hereof.

"CODE" shall mean the Internal Revenue Code of 1986, as amended.

"COMMISSION" shall mean the U.S. Securities and Exchange Commission.

"COMPANY" shall mean Relationserve, Inc., a Delaware corporation.

"COMPANY COMMON STOCK" shall mean the Common Stock of the Company.

"COMPANY STOCK" shall have the meaning assigned to it in Section 2.5.

"CONDITION OF THE COMPANY" shall have the meaning  assigned to it in Section 2.2 hereof.

"CONDITION OF THE PARENT" shall have the meaning  assigned to it in Section 3.13 hereof.

"DEFAULT"  shall mean a default or failure in the due  observance or performance of any  covenant,  condition  or  agreement  on the  part of the  Company  to be observed or performed  under the terms of this  Agreement or the  Certificate of
Merger, if such default or failure in performance  shall remain  un-remedied for five (5) days.

"DGCL" shall mean the General Corporation Law of the State of Delaware.

"DETERMINATION DATE" shall have the meaning set forth in Section 11.6 hereof.

"EFFECTIVE TIME" shall have the meaning assigned to it in Section 1.2 hereof.

"EMPLOYEE  BENEFIT PLANS" shall have the meaning  assigned to it in Section 2.17 hereof.

                                       30

"ENVIRONMENTAL   LAWS"   means   the   Comprehensive   Environmental   Response,
Compensation  and Liability Act, 42 U.S.C.  ss.ss.  9601, et seq.; the Emergency
Planning and Community  Right-to-Know  Act of 1986, 42 U.S.C.  ss.ss.  11001, et
seq.;  the Resource  Conservation  and Recovery Act, 42 U.S.C.  ss.ss.  6901, et
seq.;  the Toxic  Substances  Control Act, 15 U.S.C.  ss.ss.  2601 et seq.;  the
Federal  Insecticide,  Fungicide,  and Rodenticide Act, 7 U.S.C.  ss.ss. 136, et
seq. and comparable state statutes dealing with the  registration,  labeling and use of pesticides and herbicides;  the Clean Air Act, 42 U.S.C.  ss.ss.  7401 et seq.;  the Clean Water Act (Federal  Water  Pollution  Control  Act),  33 U.S.C.
ss.ss.  1251 et seq.;  the Safe Drinking  Water Act, 42 U.S.C.  ss.ss.  300f, et
seq.; the Hazardous  Materials  Transportation  Act, 49 U.S.C.  ss.ss.  1801, et
seq.; as any of the above statutes have been amended as of the date hereof,  all rules,  regulations  and  policies  promulgated  pursuant  to any  of the  above statutes,  and  any  other  foreign,  federal,  state  or  local  law,  statute, ordinance,  rule, regulation or policy governing  environmental  matters, as the same have been amended as of the date hereof.

"EQUITY  SECURITY" shall mean any stock or similar  security of an issuer or any security (whether stock or Indebtedness for Borrowed Money) convertible, with or without  consideration,  into  any  stock or  similar  equity  security,  or any security (whether stock or Indebtedness for Borrowed Money) carrying any warrant or right to subscribe to or purchase any stock or similar security,  or any such warrant or right.

"ERISA" shall mean the Employee  Retirement  Income  Securities  Act of 1974, as
amended.

"EVENT  OF  DEFAULT"  shall  mean  (a) the  failure  of the  Company  to pay any
Indebtedness for Borrowed Money, or any interest or premium thereon, within five
(5) days after the same shall become due, whether such Indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise,  (b) an event of default under any agreement or instrument evidencing or  securing or  relating  to any such  Indebtedness,  or (c) the failure of the
Company  to perform  or  observe  any  material  term,  covenant,  agreement  or condition  on its part to be  performed  or  observed  under  any  agreement  or instrument evidencing or securing or relating to any such Indebtedness when such term, covenant or agreement is required to be performed or observed.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

"FAIR MARKET  VALUE" shall mean,  with respect to a share of Common Stock on any
Determination  Date,  the  average  of  the  daily  closing  prices  for  the 10 consecutive  business  days prior to such date.  The closing  price for each day shall be the last sales  price or in case no sale takes  place on such day,  the average of the  closing  high bid and low asked  prices,  in either  case (a) as officially quoted by the NASD over the counter bulletin board,  Nasdaq Small Cap
Market or the Nasdaq  National  Market or such other  market on which the Common
Stock is then listed for trading,  or (b) if, in the reasonable  judgment of the
Board of Directors of Parent,  the NASD  over-the-counter  bulletin  board,  the
Nasdaq Small Cap Market or the Nasdaq National Market is no longer the principal
United  States  market for the  Common  Stock,  then as quoted on the  principal
United  States  market  for the  Common  Stock  as  determined  by the  Board of
Directors  of  Parent,  or (c) if, in the  reasonable  judgment  of the Board of
Directors of the Parent,  there exists no principal United States market for the
Common Stock, then as reasonably determined by the Board of Directors of Parent.

"GAAP" shall mean generally accepted accounting principles in the United States, as in effect from time to time.

                                       31

"HAZARDOUS  MATERIAL" means any substance or material meeting any one or more of the  following  criteria:  (a) it is or  contains a substance  designated  as or meeting the characteristics of a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or toxic substance under any Environmental Law;
(b) its  presence  at some  quantity  requires  investigation,  notification  or remediation  under any Environmental  Law; or (c) it contains,  without limiting the foregoing,  asbestos,  polychlorinated  biphenyls,  petroleum  hydrocarbons, petroleum derived substances or waste, pesticides,  herbicides, crude oil or any fraction thereof, nuclear fuel, natural gas or synthetic gas.

"INDEBTEDNESS"  shall mean any  obligation of the Company which under  generally accepted  accounting  principles is required to be shown on the balance sheet of the Company as a liability.  Any obligation secured by a Lien on, or payable out of the proceeds of production  from,  property of the Company shall be deemed to be Indebtedness even though such obligation is not assumed by the Company.

"INDEBTEDNESS  FOR BORROWED MONEY" shall mean (a) all Indebtedness in respect of money borrowed including, without limitation,  Indebtedness which represents the unpaid  amount of the purchase  price of any property and is incurred in lieu of
borrowing   money  or  using  available  funds  to  pay  such  amounts  and  not constituting an account  payable or expense  accrual  incurred or assumed in the ordinary course of business of the Company, (b) all Indebtedness  evidenced by a promissory  note,  bond or similar  written  obligation to pay money, or (c) all such  Indebtedness  guaranteed  by the  Company  or for  which  the  Company  is otherwise contingently liable.

"INVESTMENT  COMPANY  ACT" shall mean the  Investment  Company  Act of 1940,  as amended.

"KNOWLEDGE" and "KNOW" means, when referring to any person or entity, the actual knowledge of such person or entity of a particular matter or fact, and what that person or entity would have reasonably  known after due inquiry.  An entity will be  deemed  to have  "knowledge"  of a  particular  fact or other  matter if any individual who is serving,  or who has served,  as an executive  officer of such entity  has  actual  "knowledge"  of such fact or other  matter,  or had  actual
"knowledge"  during the time of such  service of such fact or other  matter,  or would have had "knowledge" of such particular fact or matter after due inquiry.

"LETTER OF  TRANSMITTAL"  shall  have the  meaning  assigned  to it in Section 4 hereof.

"LIEN" shall mean any mortgage, pledge, security interest,  encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement,  any lease in the nature thereof and the filing of or agreement to give any financing  statement under the Uniform  Commercial Code of any  jurisdiction  and including any lien or charge  arising by statute or other law.

 "MERGER" shall have the meaning assigned to it in Section 1.1 hereof.

"MERGER DOCUMENTS" shall have the meaning assigned to it in Section 2.6 hereof.

"PARENT" shall mean  Chubasco Resources Corp., a Nevada corporation.

"PARENT  BALANCE  SHEET DATE"  shall have the meaning  assigned to it in Section
3.14 hereof.

"PARENT COMMON STOCK" shall mean the common stock, par value $.001 per share, of
Parent.

"PARENT EMPLOYEE BENEFIT PLANS" shall have the meaning assigned to it in Section
3.16 hereof.

"PARENT  FINANCIAL  STATEMENTS" shall have the meaning assigned to it in Section
3.8 hereof.

                                       32

"PARENT  SEC  DOCUMENTS"  shall have the  meaning  assigned to it in Section 3.7 hereof.

"PARENT  WARRANTS"  shall have the  meaning  assigned  to it in  Section  1.7(c)
hereof.

"PERMITTED LIENS" shall mean (a) Liens for taxes and assessments or governmental charges  or  levies  not at the time due or in  respect  of which  the  validity thereof shall  currently be contested in good faith by appropriate  proceedings;
(b) Liens in respect of pledges or deposits under workmen's compensation laws or
similar  legislation,  carriers',  warehousemen's,   mechanics',  laborers'  and
materialmens'  and similar Liens, if the  obligations  secured by such Liens are not  then  delinquent  or are  being  contested  in good  faith  by  appropriate proceedings;  and (c) Liens  incidental  to the  conduct of the  business of the
Company that were not incurred in connection  with the borrowing of money or the obtaining  of advances or credits and which do not in the  aggregate  materially detract from the value of its property or materially impair the use made thereof by the Company in its business.

"PERSON"  shall  include all natural  persons,  corporations,  business  trusts, associations,  limited  liability  companies,  partnerships,  joint ventures and other entities and governments and agencies and political subdivisions.

"SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

"STOCKHOLDERS" shall mean all of the stockholders of the Company.

"SURVIVING  CORPORATION"  shall have the  meaning  assigned to it in Section 1.1 hereof.

"TAX" or "TAXES" shall mean (a) any and all taxes, assessments, customs, duties, levies, fees, tariffs,  imposts,  deficiencies and other governmental charges of any kind whatsoever (including,  but not limited to, taxes on or with respect to net or gross income, franchise, profits, gross receipts, capital, sales, use, ad valorem, value added, transfer, real property transfer, transfer gains, transfer taxes, inventory, capital stock, license, payroll, employment,  social security, unemployment, severance, occupation, real or personal property, estimated taxes, rent, excise, occupancy,  recordation, bulk transfer,  intangibles,  alternative minimum,  doing  business,  withholding  and stamp),  together with any interest thereon,  penalties,  fines, damages costs, fees, additions to tax or additional amounts with respect thereto,  imposed by the United States  (federal,  state or local) or other  applicable  jurisdiction;  (b) any liability for the payment of any  amounts  described  in  clause  (a) as a result  of  being a  member  of an affiliated,  consolidated,  combined, unitary or similar group or as a result of transferor or successor liability,  including,  without limitation, by reason of
Regulation  section  1.1502-6;  and (c) any  liability  for the  payments of any amounts as a result of being a party to any Tax Sharing Agreement or as a result of any express or implied  obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (a) or (b).

"TAX  RETURN"  shall  include  all returns  and  reports  (including  elections,
declarations,   disclosures,   schedules,   estimates  and  information  returns
(including Form 1099 and partnership  returns filed on Form 1065) required to be supplied to a Tax authority relating to Taxes.

            11. Closing.

The closing of the Merger (the  "CLOSING")  shall  occur  concurrently  with the
Effective Time (the "CLOSING  DATE").  The Closing shall occur at the offices of
Olshan  Grundman  Frome  Rosenzweig  & Wolosky,  LLP referred to in Section 14.1 hereof.  At the Closing,  Parent shall present for delivery to each  Stockholder the  certificate  representing  the Parent Common Stock to be issued pursuant to

                                       33

Section  1.5(a)(ii)  hereof to them pursuant to Sections 1.6 and 4 hereof.  Such presentment  for delivery  shall be against  delivery to Parent and  Acquisition
Corp. of the certificates,  opinions,  agreements and other instruments referred to in Section 7.1 hereof,  and the  certificates  representing all of the Common
Stock issued and outstanding  immediately  prior to the Effective  Time.  Parent will  deliver at such  Closing to the  Company  the  officers'  certificate  and opinion  referred  to in Section  7.2  hereof.  All of the other  documents  and certificates  and  agreements  referenced  in Section 7 will also be executed as described therein. At the Effective Time, all actions to be taken at the Closing shall be deemed to be taken simultaneously.

            12. Indemnification and Related Matters.

               12.1  INDEMNIFICATION BY PARENT.  Parent shall indemnify and hold harmless the Company and the Stockholders (the "COMPANY  INDEMNIFIED  PARTIES"),
and shall reimburse the Company  Indemnified  Parties for, any loss,  liability, claim,  damage,  expense (including,  but not limited to, costs of investigation
and  defense  and   reasonable   attorneys'   fees)  or   diminution   of  value
(collectively, "DAMAGES") arising from or in connection with (a) any inaccuracy, in any material respect,  in any of the representations and warranties of Parent and  Acquisition  Corp.  in this  Agreement or in any  certificate  delivered by
Parent and Acquisition  Corp. to the Company pursuant to this Agreement,  or any
actions,   omissions  or   statements  of  fact   inconsistent   with  any  such
representation  or warranty,  (b) any failure by Parent or Acquisition  Corp. to perform or comply in any material respect with any covenant or agreement in this
Agreement,  (c) any claim for  brokerage  or  finder's  fees or  commissions  or similar payments based upon any agreement or understanding  alleged to have been made by any such party with Parent or Acquisition  Corp. in connection  with any of the transactions  contemplated by this Agreement,  (d) taxes  attributable to any  transaction  or event  occurring on or prior to the Closing,  (e) any claim relating to or arising out of any liabilities  reflected on the Balance Sheet or with respect to  accounting  fees  arising  thereafter,  or (f) any  litigation, action,  claim,  proceeding or  investigation  by any third party relating to or arising out of the business or operations of Parent, or the actions of Parent or any holder of Parent capital stock prior to the Effective Time.

               12.2 SURVIVAL.  All  representations,  warranties,  covenants and agreements of Parent and Acquisition Corp. contained in this Agreement or in any certificate  delivered  pursuant to this Agreement shall survive the Closing for the time  period set forth in Section  12.3  notwithstanding  any  investigation conducted  with respect  thereto.  The  representations  and  warranties  of the
Company contained in this Agreement or in any certificate  delivered pursuant to this Agreement shall not survive the Closing.

               12.3 TIME LIMITATIONS. Neither Parent nor Acquisition Corp. shall have any  liability  (for  indemnification  or  otherwise)  with  respect to any representation or warranty, or agreement to be performed and complied with prior to the  Effective  Time,  unless on or before the  one-year  anniversary  of the
Effective Time (the "CLAIMS  DEADLINE"),  Parent is given notice of a claim with respect thereto,  in accordance with Section 12.7,  specifying the factual basis therefore  in  reasonable  detail  to the  extent  then  known  by  the  Company
Indemnified Parties.

               12.4  LIMITATION  ON  LIABILITY.  The  obligations  to Parent and
Acquisition Corp. to the Company  Indemnified  Parties set forth in Section 12.1 shall be subject to the following limitations:

                                       34

                   (a) The aggregate  liability of Parent and Acquisition  Corp.
to the Company  Indemnified  Parties under this  Agreement  shall not exceed the gross  proceeds  of the sale of any shares of Parent  Common  Stock  effected in contemplation  of the Merger and shall be payable at the  election of the Parent by the issuance of additional shares of Common stock pursuant to Section 12.6.

                   (b)  Other  than  claims  based  on  fraud  or  for  specific performance,  injunctive or other equitable  relief,  the indemnity  provided in this  Section  12  shall  be the  sole  and  exclusive  remedy  of  the  Company
Indemnified  Parties against Parent and  Acquisition  Corp. at law or equity for any matter covered by Section 12.1.

               12.5 NOTICE OF CLAIMS.

                   (a) If,  at any  time on or  prior  to the  Claims  Deadline,
Company Indemnified Parties shall assert a claim for indemnification pursuant to
Section 12.1, such Company  Indemnified Parties shall submit to Parent a written claim in good faith  signed by an  authorized  officer  of the  Company or other
Company  Indemnified  Parties,  as  applicable,  stating:  (i)  that  a  Company
Indemnified  Party incurred or reasonably  believes it may incur Damages and the reasonable  estimate  of the  amount  of any such  Damages;  (ii) in  reasonable detail,  the  facts  alleged  as the basis for such  claim  and the  section  or sections  of this  Agreement  alleged as the basis or bases for the  claim;  and
(iii) if the Damages  have  actually  been  incurred,  the number of  additional shares of Common Stock to which the  Stockholders  are entitled  with respect to such Damages,  which shall be  determined as provided in Section 12.6 below.  If the  claim is for  Damages  which the  Company  Indemnified  Parties  reasonably believe may be incurred or are otherwise un-liquidated, the written claim of the applicable Company  Indemnified  Parties shall state the reasonable  estimate of such Damages, in which event a claim shall be deemed to have been asserted under this Article 12 in the amount of such estimated Damages,  but no distribution of additional  shares of Common Stock to the Stockholders  pursuant to Section 12.6 below shall be made until such Damages have actually been incurred.

                   (b) In the  event  that any  action,  suit or  proceeding  is brought against any Company  Indemnified  Party with respect to which Parent may have  liability  under this Section 12, the Parent shall have the right,  at its cost and expense,  to defend such action,  suit or proceeding in the name and on behalf of the  Company  Indemnified  Party;  provided,  however,  that a Company
Indemnified Party shall have the right to retain its own counsel,  with fees and expenses paid by Parent, if  representation of the Company  Indemnified Party by counsel retained by Parent would be inappropriate because of actual or potential differing  interests  between  Parent  and the  Company  Indemnified  Party.  In connection with any action, suit or proceeding subject to the Section 12 hereof,
Parent and each  Company  Indemnified  Party  agree to render to each other such assistance as may  reasonably be required in order to ensure proper and adequate defense of such action, suit or proceeding.  Parent shall not, without the prior written consent of the applicable  Company  Indemnified  Parties,  which consent shall not be unreasonably withheld or delayed, settle or compromise any claim or demand if such  settlement or  compromise  does not include an  irrevocable  and unconditional  release of such  Company  Indemnified  Parties for any  liability arising out of such claim or demand.

                                       35

               12.6   PAYMENT  OF  DAMAGES.   In  the  event  that  the  Company
Indemnified  Parties  shall be  entitled  to  indemnification  pursuant  to this
Section 12 for actual Damages incurred by them, Parent shall, within thirty (30)
days after the final  determination of the amount of such Damages,  issue to the
Stockholders  that number of  additional  shares of Common Stock in an aggregate amount equal to the quotient obtained by dividing (x) the amount of such Damages by (y) the Fair Market  Value per share of the Common  Stock as of the date (the
"DETERMINATION  DATE")  of the  submission  of the  notice  of claim  to  Parent pursuant to Section  12.5.  Such  shares of Common  Stock shall be issued to the
Stockholders  pro rata,  in proportion to the number of Parent Shares issued (or issuable)  to the  Stockholders  at the  Effective  Time and under  the  Private
Placement.

            13. Termination Prior to Closing.

               13.1  TERMINATION OF AGREEMENT.  This Agreement may be terminated at any time prior to the Closing:

                   (a) By the mutual written consent of the Company, Acquisition
Corp. and Parent;

                   (b) By the Company,  if Parent or Acquisition Corp. (i) fails to  perform in any  material  respect  any of its  agreements  contained  herein required to be performed by it on or prior to the Closing Date,  (ii) materially breaches any of its  representations,  warranties or covenants contained herein, which  failure or breach is not cured within  thirty (30) days after the Company has  notified  Parent and  Acquisition  Corp.  of its intent to  terminate  this
Agreement pursuant to this paragraph (b);

                   (c) By Parent and Acquisition Corp., if the Company (i) fails to  perform in any  material  respect  any of its  agreements  contained  herein required to be performed by it on or prior to the Closing Date,  (ii) materially breach any of its  representations,  warranties or covenants  contained  herein, which  failure or breach is not cured  within  thirty (30) days after  Parent or
Acquisition  Corp.  has  notified  the Company of its intent to  terminate  this
Agreement pursuant to this paragraph (c);

                   (d) By either  the  Company,  on the one hand,  or Parent and
Acquisition  Corp.,  on the  other  hand,  if there  shall be any  order,  writ, injunction or decree of any court or governmental  or regulatory  agency binding on Parent,  Acquisition  Corp.  or the Company,  which  prohibits or  materially restrains any of them from  consummating the transactions  contemplated  hereby, provided that the parties  hereto shall have used their best efforts to have any such order,  writ,  injunction or decree lifted and the same shall not have been lifted within ninety (90) days after entry, by any such court or governmental or regulatory agency; or

                   (e) By either  the  Company,  on the one hand,  or Parent and
Acquisition  Corp.,  on the other hand,  if the  Closing has not  occurred on or prior to December 31, 2004, for any reason other than delay or nonperformance of the party seeking such termination.

               13.2  TERMINATION OF  OBLIGATIONS.  Termination of this Agreement pursuant  to this  Section 13 shall  terminate  all  obligations  of the parties hereunder,  except  for the  obligations  under  Sections  6.1,  14.3 and 14.12;
provided, however, that termination pursuant to paragraphs (b) or (c) of Section

                                       36

13.1 shall not relieve the  defaulting  or  breaching  party or parties from any liability to the other parties hereto.

            14. Miscellaneous.

               14.1  NOTICES.   Any  notice,   request  or  other  communication
hereunder  shall be given in writing and shall be served  either  personally  by overnight delivery or delivered by mail,  certified return receipt and addressed to the following addresses:

               If to Parent
               or Acquisition Corp.:     Chubasco Resources Corp.
                                         509-4438 West 10th Avenue
                                         Vancouver, B.C., Canada
                                         Attn:  Scott Young

               With a copy to:           Cane Clark LLP
                                         3273 E. Warm Springs
                                         Las Vegas, NV 89120
                                         (702) 944-7100 (Fax)

               If to the Company:        Relationserve, Inc.
                                         6700 N. Andrews Ave
                                         Ft. Lauderdale, FL 33309
                                         Attention:  Danielle Karp, President

               With a copy to:           Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                         Park Avenue Tower
                                         65 East 55th Street
                                         New York, NY  10022-1106
                                         Attention:  Harvey J. Kesner, Esq.

Notices shall be deemed  received at the earlier of actual  receipt or three (3)
business  days  following  mailing.  Counsel  for a  party  (or  any  authorized representative)  shall have authority to accept delivery of any notice on behalf of such party.

               14.2 ENTIRE  AGREEMENT.  This Agreement,  including the schedules and exhibits  attached hereto and other documents  referred to herein,  contains the entire  understanding  of the  parties  hereto  with  respect to the subject matter hereof.  This Agreement  supersedes all prior agreements and undertakings between the parties with respect to such subject matter.

               14.3  EXPENSES.  Each party  shall bear and pay all of the legal, accounting and other expenses incurred by it in connection with the transactions contemplated by this Agreement;

               14.4 DISPUTE  RESOLUTION.  The Parties agree to attempt initially to solve all  claims,  disputes or  controversies  arising  under,  out of or in connection  with this Agreement by conducting  good faith  negotiations.  If the
Parties are unable to settle the matter  between  themselves,  the matter  shall
thereafter  be  resolved  by  alternative  dispute  resolution,   starting  with

                                       37

mediation and including, if necessary, a final and binding arbitration. Whenever a Party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other  Party.  The Party  giving such notice  shall refrain from instituting the arbitration  proceedings for a period of sixty (60)
days  following  such notice.  During such period,  the Parties  shall make good
faith  efforts  to  amicably  resolve  the  dispute  without  arbitration.   Any
arbitration  hereunder  shall be  conducted  under  the  rules  of the  American
Arbitration Association.  Each such arbitration shall be conducted by a panel of three  arbitrators:  one  arbitrator  shall be  appointed  by each of Parent and
Company  and  the  third  shall  be  appointed   by  the  American   Arbitration
Association.  Any such  arbitration  shall be held in New York,  New  York.  The arbitrators  shall have the authority to grant  specific  performance.  Judgment upon the award so rendered  may be entered in any court having  jurisdiction  or application  may be made to such court for judicial  acceptance of any award and an order of  enforcement,  as the case may be.  In no event  shall a demand  for arbitration  be made  after the date when  institution  of a legal or  equitable proceeding  based on such claim,  dispute or other  matter in question  would be barred under this  Agreement or by the  applicable  statute of  limitation.  The prevailing party in any such  arbitration  shall be entitled to recover from the other party, in addition to any other remedies, all reasonable costs, attorneys'
fees and other expenses incurred by such prevailing party.

               14.5  TIME.  Time is of the  essence  in the  performance  of the parties' respective obligations herein contained.

               14.6  SEVERABILITY.  Any  provision  of  this  Agreement  that is prohibited or unenforceable in any jurisdiction  shall, as to such jurisdiction, be ineffective to the extent of such  prohibition  or  unenforceability  without invalidating  the  remaining  provisions  hereof,  and any such  prohibition  or
unenforceability   in  any   jurisdiction   shall  not   invalidate   or  render
unenforceable such provision in any other jurisdiction.

               14.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective  successors, assigns and heirs;  provided,  however,  that  neither  party shall  directly or indirectly  transfer or assign any of its rights  hereunder  in whole or in part without  the  written  consent of the others , which may be withheld in its sole discretion , and any such transfer or  assignment  without said consent shall be void.

               14.8 NO  THIRD  PARTIES  BENEFITED.  This  Agreement  is made and entered into for the sole  protection and benefit of the parties  hereto,  their successors,  assigns  and  heirs,  and no other  Person  shall have any right or action under this Agreement.

               14.9 COUNTERPARTS.  This Agreement may be executed in one or more counterparts,  with  the same  effect  as if all  parties  had  signed  the same document.  Each such counterpart shall be an original, but all such counterparts together shall constitute a single agreement.

               14.10 RECITALS,  SCHEDULES AND EXHIBITS. The Recitals,  Schedules
and Exhibits to this Agreement are  incorporated  herein and, by this reference, made a part hereof as if fully set forth herein.

                                       38

               14.11  SECTION  HEADINGS AND GENDER.  The Section  headings  used herein are inserted for reference  purposes only and shall not in any way affect the meaning or interpretation  of this Agreement.  All personal pronouns used in this Agreement  shall include the other genders,  whether used in the masculine, feminine or neuter gender,  and the singular shall include the plural,  and vice versa, whenever and as often as may be appropriate.

               14.12  GOVERNING  LAW.  This  Agreement  shall be governed by and construed  and enforced in  accordance  with the  internal  laws of the State of
Delaware without regard to principles of conflict of laws.

                                       39

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Agreement  to be binding and effective as of the day and year first above written.

                                     PARENT:
                                     CHUBASCO RESOURCES CORP.

                                     By: /s/ Scott Young
                                         ---------------------------------------
                                         Name:  Scott Young
                                         Title: President

                                     ACQUISITION CORP:
                                     RELAND ACQUISITION, INC.

                                     By: /s/ Scott Young
                                         ---------------------------------------
                                         Name:  Scott Young
                                         Title: President

                                     COMPANY:
                                     RELATIONSERVE, INC.

                                     By: /s/ Danielle Karp
                                         ----------------------------------------
                                         Name:  Danielle Karp
                                         Title: President